EXHIBIT 4.5.1

                           FUNDING 2 DEED OF CHARGE

                                   [*] 2006

                       PERMANENT FUNDING (NO. 2) LIMITED

                                      AND

                          PERMANENT MASTER ISSUER PLC

                                      AND

                             THE BANK OF NEW YORK

                                      AND

                          PERMANENT MORTGAGES TRUSTEE

                                      AND

                                  HALIFAX PLC

                                      AND

                     STRUCTURED FINANCE MANAGEMENT LIMITED

                                      AND

               THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

                                 ALLEN & OVERY

                               ALLEN & OVERY LLP

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.     Interpretation.........................................................2
2.     Funding 2's Security...................................................3
3.     Acknowledgements.......................................................5
4.     Release of Funding 2 Charged Property..................................6
5.     Continuance of Security................................................7
6.     Declaration of Trust...................................................7
7.     Funding 2's Share of Mortgages Trust and Related Matters...............7
8.     Enforcement............................................................9
9.     Exercise of Certain Rights............................................13
10.    General Covenants and Warranties......................................14
11.    Security Trustee and Events of Default................................16
12.    Security Trustee's Powers.............................................17
13.    Receiver..............................................................17
14.    Powers of Receiver....................................................19
15.    Protection of Third Parties...........................................21
16.    Protection of Security Trustee and Receiver...........................21
17.    Expenses and Indemnity................................................22
18.    Protection of Charges.................................................23
19.    Power of Attorney, etc................................................23
20.    Other Security, etc...................................................24
21.    Set-Off...............................................................25
22.    Execution of Documents................................................25
23.    Supplements to the Trustee Acts.......................................26
24.    Supplemental Provisions Regarding the Security Trustee................30
25.    Remuneration of the Security Trustee..................................34
26.    Appointment of New Security Trustee and Removal of Security Trustee...36
27.    Retirement of Security Trustee........................................37
28.    Trust Indenture Act Prevails..........................................37
29.    Notices and Demands...................................................37
30.    Further Provisions....................................................39

SCHEDULE

1.     Form of Security Power of Attorney....................................42
2.     Form of Accession Undertaking.........................................44
3.     Funding 2 Priority of Payments........................................52
       Part 1   Funding 2 Pre-Enforcement Revenue Priority of Payments.......52
       Part 2   Funding 2 Principal Priorities of Payments...................55
       Part 3   Funding 2 Post-Enforcement Priority of Payments..............62

Signatories..................................................................64

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THIS DEED OF CHARGE is dated [*] 2006

BETWEEN:

(1) PERMANENT FUNDING (NO. 2) LIMITED (registered number 04441772), a private limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (FUNDING 2);

(2) PERMANENT MASTER ISSUER PLC (registered number 5922774), a public limited company incorporated in England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the MASTER ISSUER);

(3) THE BANK OF NEW YORK, a New York banking corporation acting through its offices at 48th Floor, One Canada Square, London E14 5AL, acting in its capacity as SECURITY TRUSTEE;

(4) HALIFAX PLC (registered number 2367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG acting in its capacity as CASH MANAGER;

(5) THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, established by an Act of the Parliament of Scotland in 1695, as amended, acting through its office situated at 116 Wellington Street, Leeds LS1 4LT, England acting in its capacity as ACCOUNT BANK;

(6) HALIFAX PLC (registered number 2367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG acting in its capacity as FUNDING 2 GIC PROVIDER, FUNDING 2 SWAP PROVIDER and FUNDING 2 START-UP LOAN PROVIDER; and

(7) STRUCTURED FINANCE MANAGEMENT LIMITED (registered number 3853947), a private limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE acting in its capacity as the Funding 2 Corporate Services Provider.

WHEREAS:

(A) Pursuant to the terms of the Master Intercompany Loan Agreement of even date herewith, the Master Issuer has agreed to make available from time to time Loan Tranches to Funding 2.

(B) The Cash Manager has agreed to provide certain cash management services to Funding 2 on the terms set out in the Cash Management Agreement.

(C) The Account Bank has agreed to provide certain banking services to Funding 2 on the terms set out in the Bank Account Agreement and the Funding 2 Guaranteed Investment Contract.

(D) The Funding 2 Swap Provider has agreed to provide the Funding 2 Swap to Funding 2 on the terms set out in the Funding 2 Swap Agreement.

(E) The Corporate Services Provider has agreed to provide certain corporate services to Funding 2 on the terms set out in the Corporate Services Agreement.

(F) The Funding 2 Start-Up Loan Provider has agreed to make available the Start-Up Loans from time to time to Funding 2 on the terms set out in the Funding 2 Start-Up Loan Agreement.

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(G)    Funding 2 has agreed to provide security in respect of Funding 2's obligations under the Funding 2 Agreements to which it is a party, subject to and in accordance with the terms thereof and hereof.

(H) Funding 2 has agreed to provide the Security Trustee with the benefit of the security described in this Deed to secure Funding 2's obligations under the Funding 2 Agreements, upon and subject to the terms hereof. The Security Trustee shall hold such security on trust for the benefit of the Funding 2 Secured Creditors.

(I) Pursuant to the terms of the Master Issuer Deed of Charge dated of even date herewith, the Master Issuer will grant security to the Security Trustee (as security trustee for the Master Issuer Secured Creditors) in and to all of its right, title, interest and benefit, present and future, under this Deed to secure the Master Issuer's obligations to the Master Issuer Secured Creditors upon and subject to the terms thereof.

IT IS AGREED AS FOLLOWS:

1.     INTERPRETATION

1.1    DEFINITIONS FUNDING 2 BANK ACCOUNT AGREEMENT

       The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated [*] 2006 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in clause 2 of the Master Definitions and Construction Schedule.

1.2    CONSTRUCTION

       In this Deed, except where the context otherwise requires:

       (a) the terms of the other Transaction Documents are incorporated in this Deed to the extent required to give effect thereto and/or to ensure that any purported disposition contained in this Deed is a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989;

       (b) if the Security Trustee (acting reasonably) considers that an amount paid by Funding 2 to a Funding 2 Secured Creditor and/or the Security Trustee and/or the Receiver under or pursuant to the Funding 2 Agreements or this Deed is capable of being avoided or otherwise set aside on the liquidation or administration of Funding 2 or otherwise and that there is a reasonable prospect of such liquidation or administration occurring and of such payment being so avoided or set aside, then that amount shall not be considered to have been irrevocably paid for the purposes of this Deed;

       (c) a reference in this Deed to any property, assets, undertakings or rights includes, unless the context otherwise requires, present and future property, assets, undertakings or rights; and

       (d) THIS DEED means this Funding 2 Deed of Charge and all the Schedules hereto (as from time to time modified and/or supplemented in accordance with the provisions set out herein) and all Accession Undertakings entered into pursuant to this Funding 2 Deed of Charge and each

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               other document or deed entered into pursuant hereto (as from time to time modified and/or supplemented as aforesaid) and expressed to be supplemental hereto.

2.     FUNDING 2'S SECURITY

2.1    GENERAL

       All the Funding 2 Security:

       (a) is created in favour of the Security Trustee for itself and as trustee on behalf of the other Funding 2 Secured Creditors;

       (b)     is created over the present and future assets of Funding 2;

       (c) is security for the payment or discharge of the Funding 2 Secured Obligations; and

       (d)     is made with full title guarantee.

       The term ALL OF ITS RIGHTS as used in this Clause includes, unless the context requires otherwise:

       (i) the benefit of all covenants, undertakings, representations, warranties and indemnities;

       (ii)    all powers and remedies of enforcement and/or protection;

       (iii) all rights to receive payment of all amounts assured or payable (or to become payable), all rights to serve notices and/or make demands, and all rights to take such steps as are required to cause payment to become due and payable; and

       (iv) all causes and rights of action in respect of any breach and all rights to receive damages or obtain other relief in respect thereof,

       in each case, in respect of the relevant Funding 2 Charged Property.

2.2    TRUST PROPERTY

       Funding 2, by way of first fixed security for the payment or discharge of the Funding 2 Secured Obligations, subject to Clause 4 (Release of Funding 2 Charged Property), hereby assigns to the Security Trustee all of its right, title, interest and benefit in, to and under the Funding 2 Share of the Trust Property including all rights to receive payment of any amounts which may become payable to Funding 2 thereunder and all payments received by it thereunder including, without limitation, all rights to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain relief in respect thereof, TO HOLD the same unto the Security Trustee absolutely.

2.3    CONTRACTUAL RIGHTS

       Funding 2 assigns by way of first fixed security (and, to the extent not assigned, charges by way of a first fixed charge) all of its rights, title, benefit and interest, present and future in, to and under the Funding 2 Charged Documents including all rights to receive payment of any amounts which may become payable to it thereunder and all payments received by it thereunder including, without limitation, all rights to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in

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       respect of any breach thereof and all rights to receive damages or obtain relief in respect thereof, TO HOLD the same unto the Security Trustee absolutely.

2.4    ACCOUNTS

       Funding 2 charges by way of first fixed charge in favour of the Security Trustee all of its rights, interest and benefit, present and future, in and to all monies now or at any time hereafter standing to the credit of:

       (a)     the Funding 2 GIC Account;

       (b)     the Funding 2 Transaction Account; and

       (c) each other account (if any) in which Funding 2 may at any time have or acquire any right, title, benefit or interest,

       and the debts represented by them together with all rights relating or attached thereto (including the right to interest), TO HOLD the same unto the Security Trustee absolutely.

2.5    AUTHORISED INVESTMENTS

       Funding 2 charges by way of first fixed charge to the Security Trustee all of its right, title, interest and benefit in, to and under any Authorised Investment purchased using monies standing to the credit of the Funding 2 Bank Accounts for the time being owned by it, including all monies, income and proceeds payable thereunder and all rights in respect of or ancillary to such Authorised Investments, TO HOLD the same unto the Security Trustee absolutely.

2.6    FLOATING CHARGE

       (a) Funding 2 charges by way of a first floating charge all of its undertaking and all its property and assets (including without limitation its uncalled capital) other than any property or assets at any time otherwise effectively charged or assigned by way of fixed charge or assignment under this Clause 2 (but excluding from the foregoing all such property, assets and rights situated in Scotland or the rights to which are governed by Scots law, all of which are and shall remain subject to such floating security).

       (b) Except as provided below, the Security Trustee may by notice to Funding 2 convert the floating charge created under this Subclause into a fixed charge as regards any of Funding 2's assets (and, in the case of property, assets and rights situated in Scotland or rights which are governed by Scots law, to the extent permitted by Scots law) subject to the floating charge specified in that notice, if:

               (i)   a Master Intercompany Loan Event of Default has occurred;

               (ii) the Security Trustee considers those assets or any part thereof to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy; and/or

               (iii) a circumstance occurs which the Security Trustee considers to (or to be likely to) prejudice, imperil or threaten the Funding 2 Security.

       Except as provided below, the floating charge created by this Subclause will automatically convert (and, in the case of property, assets and rights situated in Scotland or rights which are governed by Scots law, to the extent permitted by Scots law) into a fixed charge as regards:

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                     (A)   all of Funding 2's assets subject to the floating
                           charge, upon the service of a Master Intercompany Loan Acceleration Notice; and/or

                     (B) any assets of Funding 2 subject to the floating charge, if those assets (contrary to the covenants and undertakings contained in the Transaction Documents):

                     I. are or become subject to a Security Interest in favour of any person other than the Security Trustee; or

                     II. are or become the subject of a sale, transfer or other disposition,

               immediately prior to that Security Interest arising or that sale, transfer or other disposition being made.

               The floating charge created by this Subclause may not be converted into a fixed charge solely by reason of:

               (a)   the obtaining of a moratorium; or

               (b)   anything done with a view to obtaining a moratorium,

               under the Insolvency Act 2000.

       The floating charge created by this Subclause is a QUALIFYING FLOATING CHARGE for the purpose of paragraph 14 of Schedule B1 to the Insolvency Act 1986.

3.     ACKNOWLEDGEMENTS

3.1    FUNDING 2 SECURITY

       (a) The execution of this Deed and/or any Deed of Accession by each Funding 2 Secured Creditor shall constitute express notice to such Funding 2 Secured Creditor of the assignments, charges and any other Security Interests made by Funding 2 pursuant to this Deed.

       (b) By executing this Deed and/or any Deed of Accession, each Funding 2 Secured Creditor acknowledges that it has notice of and consents to the Funding 2 Security and confirms that as of the date of this Deed it has not received from any other person notice of any assignment or charge of any Funding 2 Charged Property.

       (c) Each Funding 2 Secured Creditor acknowledges the Funding 2 Security and covenants to the Security Trustee not to do anything inconsistent with the Funding 2 Security or knowingly to prejudice that security or any of the Funding 2 Charged Property (or the Security Trustee's interest in those assets) provided that, subject to Clause 9 (Exercise of Certain Rights), this Deed does not limit the rights of any of the Funding 2 Secured Creditors under the Transaction Documents.

3.2    SECURITY TRUSTEE'S DISCRETION

       Subject to Clause 24.2 (Delegation), without prejudice to the rights of the Security Trustee after the security created under this Deed has become enforceable, Funding 2 hereby authorises the Security Trustee, prior to the security created by this Deed becoming enforceable, to exercise, or refrain from exercising, all rights, powers, authorities, discretions and remedies of Funding 2 under or in respect

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       of the Funding 2 Charged Documents referred to in Clause 2.3
       (Contractual Rights) in such manner as the Security Trustee in its absolute discretion shall think fit. For the avoidance of doubt, the Security Trustee shall not be required to have regard to the interests of Funding 2 in the exercise or non-exercise of any such rights, powers, authorities, discretions and remedies or to comply with any direction given by Funding 2 in relation thereto.

4.     RELEASE OF FUNDING 2 CHARGED PROPERTY

4.1 RELEASE, REASSIGNMENT OR DISCHARGE ON PAYMENT OR DISCHARGE OF FUNDING 2 SECURED OBLIGATIONS

       Upon the irrevocable and unconditional payment or discharge (or any combination of the foregoing) of all the Funding 2 Secured Obligations, the Security Trustee shall, at the written request and cost of Funding 2, release, reassign or discharge all the relevant Funding 2 Charged Property to, or to the order of, Funding 2.

4.2   DISPOSAL OF AUTHORISED INVESTMENTS

       Upon the Cash Manager, on behalf of Funding 2 and the Security Trustee, making a disposal of any Authorised Investment charged pursuant to Clause 2.5 (Authorised Investments), the Security Trustee shall, if so requested in writing by and at the sole cost and expense (on an indemnity basis) of Funding 2, but without being responsible for any loss, costs, claims or liabilities whatsoever occasioned and howsoever arising by so acting upon such request, release, reassign or discharge from the encumbrances constituted by or pursuant to this Deed the relevant Authorised Investments, provided that the proceeds of such disposal are paid by Funding 2 into the Funding 2 Bank Account from which the monies to make such Authorised Investment were originally drawn, subject to and in accordance with the provisions of the Funding 2 Guaranteed Investment Contract, the Cash Management Agreement and this Deed.

4.3    WITHDRAWALS FROM FUNDING 2 BANK ACCOUNTS

       Subject to and in accordance with this Deed and the other Funding 2 Agreements, Funding 2 or the Cash Manager on behalf of Funding 2, is permitted pursuant to Clause 7 (Funding 2's Share of Mortgages Trust and Related Matters) from time to time to withdraw amounts from the Funding 2 Bank Accounts in order to apply such amounts in accordance with the relevant Funding 2 Priorities of Payments. Any amount so withdrawn and paid to a third party in accordance with the relevant Funding 2 Priorities of Payments shall be released from the Security Interests created under or pursuant to this Deed provided that such amount is applied in accordance with and subject to the relevant Funding 2 Priorities of Payments.

4.4    TRUST PROPERTY

       On the repurchase by the Seller from the Mortgages Trustee of any Loan together with its Related Security pursuant to and in accordance with the terms of the Mortgage Sale Agreement, such Loan and its Related Security shall no longer form part of the Trust Property and shall automatically be released from any Security Interest created under or pursuant to this Deed in respect of the Funding 2 Share of the Trust Property.

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5.     CONTINUANCE OF SECURITY

5.1    CONTINUING SECURITY

       The charges and assignments and other Security Interests contained in or granted pursuant to this Deed:

       (a) shall be without prejudice and in addition to and shall not merge with any other security whatsoever which may be held by the Funding 2 Secured Creditors or the Security Trustee on behalf of the Funding 2 Secured Creditors from Funding 2 or any other person for or in respect of the whole or part of the Funding 2 Secured Obligations;

       (b) shall remain in force as continuing security for the Funding 2 Secured Creditors notwithstanding any settlement of account or the existence at any time of a credit balance on any current or other account or any other act, event or matter whatsoever; and

       (c) are made for securing Loan Tranches advanced from time to time by the Master Issuer and Funding 2's obligations that may arise from time to time to any person (including, without limitation, a new Funding 2 Swap Provider or a new Funding 2 Start-Up Loan Provider) who (subject to the terms of the Transaction Documents) has delivered a duly completed Accession Undertaking to the Security Trustee in accordance with Clause 5.5 (Accession Undertaking) hereof, but not otherwise.

5.2    ACKNOWLEDGEMENT

       Funding 2 hereby acknowledges the assignments, charges and other Security Interests made or granted by the foregoing provisions of this Deed and undertakes to the Security Trustee not to do anything inconsistent with the security given under or pursuant to this Deed or knowingly to prejudice the security granted to the Security Trustee pursuant to this Deed or the Funding 2 Charged Property or the Security Trustee's interest therein.

6.     DECLARATION OF TRUST

       Each of the Funding 2 Secured Creditors declares the Security Trustee, and the Security Trustee hereby declares itself, trustee for the Funding 2 Secured Creditors of all the covenants, undertakings, representations, charges, assignments and other Security Interests made or given to it or to be made or given to it under or pursuant to this Deed and any other Funding 2 Agreement, upon and subject to the terms and conditions of this Deed.

7.     FUNDING 2'S SHARE OF MORTGAGES TRUST AND RELATED MATTERS

7.1    FUNDING 2 BANK ACCOUNTS

       At all times during the subsistence of the Funding 2 Security, Funding 2 shall:

       (a) save as otherwise provided in the Funding 2 Agreements or unless the Security Trustee otherwise agrees in writing (and then only on such terms and in such manner as the Security Trustee may in its absolute discretion require) procure that any distribution of Mortgages Trustee Available Revenue Receipts to Funding 2 and any distribution of Principal Receipts to Funding 2 under the Mortgages Trust shall be paid into the Funding 2 GIC Account; and

       (b) save as permitted pursuant to Clause 7.2, not be entitled to withdraw or transfer from the Funding 2 GIC Account any monies standing to the credit thereof or direct any payment to be made therefrom to any person without the Security Trustee's prior written consent.

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7.2    WITHDRAWALS FROM FUNDING 2 GIC ACCOUNT; AUTHORISED INVESTMENTS

       (a) Funding 2 covenants with the Security Trustee that the amounts standing to the credit of the Funding 2 GIC Account may only be withdrawn in accordance with this Clause 7 or otherwise with the Security Trustee's prior written consent.

       (b) On any day during an Interest Period but prior to the issue of a Master Intercompany Loan Acceleration Notice, the Security Trustee shall at all times consent to the transfer by the Cash Manager of monies from the Funding 2 GIC Account to the Funding 2 Transaction Account where such monies are to be applied to meet any amounts then due and payable by Funding 2 or the Master Issuer to third parties, the Account Bank or the Master Issuer Account Bank in accordance with items [*] of the Funding 2 Pre-Enforcement Revenue Priority of Payments (as the same may be amended from time to time).

       (c) On each Funding 2 Interest Payment Date prior to the issue of a Master Intercompany Loan Acceleration Notice, the Security Trustee shall at all times consent to the transfer from the Funding 2 GIC Account to the Funding 2 Transaction Account of such amounts of Funding 2 Available Principal Receipts and Funding 2 Available Revenue Receipts as may be necessary on such date to be applied to meet Funding 2's payment obligations in accordance with the Funding 2 Pre-Enforcement Revenue Priority of Payments and the relevant Funding 2 Principal Priorities of Payments (as the same may be amended or varied from time to time).

       (d) The Cash Manager may, prior to the service of a Master Intercompany Loan Acceleration Notice, make withdrawals from the relevant Funding 2 Bank Account for the purposes of acquiring Authorised Investments. All amounts received in respect of the Authorised Investments (including earnings thereon) shall as soon as practicable upon receipt be deposited into the relevant Funding 2 Bank Account from which they were originally drawn.

       (e) Save as otherwise provided in the Transaction Documents or unless the Security Trustee otherwise agrees, Funding 2 shall procure that all proceeds from a Loan Tranche which are to be applied in or towards repayment of another Loan Tranche are, pending such repayment, deposited in the Funding 2 GIC Account.

7.3    APPLICATION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS

       On each Funding 2 Interest Payment Date prior to the service of a Master Intercompany Loan Acceleration Notice, the Security Trustee hereby authorises Funding 2 or the Cash Manager on its behalf to withdraw Funding 2 Available Revenue Receipts from the Funding 2 Transaction Account and to apply such monies in accordance with the Funding 2 Pre Enforcement Revenue Priority of Payments set out in Part 1 of Schedule 3 to this Deed.

7.4    APPLICATION OF FUNDING 2 AVAILABLE PRINCIPAL RECEIPTS

       On each Funding 2 Interest Payment Date prior to the service of a Master Intercompany Loan Acceleration Notice, the Security Trustee hereby authorises Funding 2 or the Cash Manager on its behalf to withdraw Funding 2 Available Principal Revenues from the Funding 2 Transaction Account and to apply such monies in accordance with the Funding Principal Priorities of Payments set out in Part 2 of Schedule 3 hereto.

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8.     ENFORCEMENT

8.1    PRIOR NOTIFICATION

       The Security Trustee shall, if reasonably practicable, give prior written notification to the Seller, the Cash Manager and each Funding 2 Secured Creditor of the Security Trustee's intention to enforce the security created by this Deed. However, the failure of the Security Trustee to provide such notification shall not prejudice the ability of the Security Trustee to enforce any of the security created by this Deed.

8.2    SERVICE OF MASTER INTERCOMPANY LOAN ACCELERATION NOTICE

       Subject to the provisions of the Transaction Documents, in the event that a Master Intercompany Loan Acceleration Notice has been served (and not withdrawn) by the Security Trustee on Funding 2, the Security Trustee shall as soon as is reasonable thereafter (which, in the case of a London Business Day, shall mean upon giving not less than three hours notice expiring during normal business hours) serve a copy of the Master Intercompany Loan Acceleration Notice on the Funding 2 Secured Creditors.

8.3    GENERAL

       (a) For the purposes of all powers implied by statute, the Funding 2 Secured Obligations are deemed to have become due and payable on the date of this Deed.

       (b)     Section 103 of the 1925 Act (restricting the powers of sale) and
               Section 93 of the 1925 Act (restricting the right of consolidation) do not apply to the Security Interests comprised in the Funding 2 Security.

8.4    PRIVILEGES

       (Except in relation to property or assets situation in Scotland) each Receiver and the Security Trustee is entitled to all the rights, powers, privileges and immunities conferred by the 1925 Act, except that Section 103 of the 1925 Act does not apply.

8.5    ENFORCEABLE

       The Funding 2 Security will become immediately enforceable upon the service of a Master Intercompany Loan Acceleration Notice or, if there are no Loan Tranches outstanding under the Master Intercompany Loan Agreement, upon notice from any other Funding 2 Secured Creditor of the failure by Funding 2 to pay any other Funding 2 Secured Obligation on its due date (subject to any applicable grace period).

8.6    POWER OF SALE

       The power of sale and other powers conferred by Section 101 of the 1925 Act, as extended and varied by this Deed, will be immediately exercisable at any time after the Funding 2 Security has become enforceable.

8.7    DISCRETIONARY ENFORCEMENT

       Subject to the provisions of this Deed, the Security Trustee may at any time, at its discretion and without notice, take such proceedings and/or other action as it may think fit against, or in relation to, Funding 2 or any other party to any of the Funding 2 Agreements to enforce their obligations under any of the Funding 2 Agreements. Subject to the provisions of this Deed, at any time after the

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       Funding 2 Security has become enforceable in accordance with Clause 8.5
       (Enforceable), the Security Trustee may, at its discretion and without notice, take such steps as it may think fit to enforce the security created pursuant to this Deed.

8.8    MANDATORY ENFORCEMENT

       The Security Trustee shall not be bound to take any steps or institute any proceedings or to take any other action under or in connection with any of the Funding 2 Agreements (including, without limitation, enforcing the security constituted by this Deed) unless:

       (a)     (i)   it shall have been directed to do so by the Master Issuer
               Security Trustee acting in accordance with the provisions of this Deed; or

              (ii) if there are no Loan Tranches outstanding, it shall have been directed to do so by the Funding 2 Secured Creditor who ranks highest in the order or priority of payments set out in Clause 8.12 (Priorities of Payment - After Service of a Master Intercompany Loan Acceleration Notice); or

              (iii) it is required to do so under any express provision of this Deed; and

       (b) it shall have been indemnified and/or secured to its satisfaction against all liabilities, actions, proceedings, claims and demands to which it may be or become liable and all costs, charges, damages and expenses which may be incurred by it in connection therewith, and the terms of such indemnity may include the provision of a fighting fund, non recourse loan or other similar arrangement.

8.9    EXTENSION OF THE 1925 ACT

       (Except in relation to property or assets situated in Scotland) the statutory powers of sale and the other powers conferred on the Security Trustee by Section 101(1) and (2) of the 1925 Act are extended in relation to Funding 2 so as to authorise the Security Trustee (upon such terms as the Security Trustee may think fit and in accordance with the terms of this Deed) at any time following service of a Master Intercompany Loan Acceleration Notice and subject to the Security Trustee being indemnified and/or secured to its satisfaction to:

       (a) make demand in the name of the other Funding 2 Secured Creditors or in its own right for any moneys and liabilities in respect of the Funding 2 Charged Property; and

       (b) to sell, transfer, convey, vary or otherwise dispose of the Funding 2 Charged Property and to do so for any shares, debentures or other securities including, without limitation, any Authorised Investments whatsoever comprising part thereof, or in consideration of an agreement to pay all or part of the purchase price at a later date or dates, or an agreement to make periodical payments, whether or not the agreement is secured by an Encumbrance or a guarantee, or for such other consideration whatsoever as the Security Trustee may in its absolute discretion think fit, and also to grant any option to purchase, and to effect exchanges of, the whole or any part of the Funding 2 Charged Property (and nothing shall preclude any such disposal being made to a Funding 2 Secured Creditor);

       (c) with a view to or in connection with the sale of the Funding 2 Charged Property, to carry out any transaction, scheme or arrangement which the Security Trustee may, in its absolute discretion, consider appropriate;

       (d) to insure the Funding 2 Charged Property against such risks and for such amounts as the Security Trustee may in its absolute discretion consider prudent; and

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       (e)     to do all or any of the things or exercise all or any of the powers which are mentioned or referred to in Clause 14 (Powers of Receiver) as if each of them was expressly conferred on the Security Trustee by this Deed and which may not be included in paragraphs (a) to (d) above.

8.10   DISPOSAL OF FUNDING 2 CHARGED PROPERTY

       Notwithstanding the foregoing provisions of this Clause 8 and Clause 12 (Security Trustee's Powers), if the Funding 2 Security has become enforceable otherwise than by reason of a default in payment of any amount due in respect of any AAA Loan Tranche, the Security Trustee will not be entitled to dispose of all or part of the Funding 2 Charged Property unless either:

       (a) a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing under all AAA Loan Tranches of the Master Issuer and all prior ranking amounts due by Funding 2 in accordance with the Funding 2 Priorities of Payments; and

       (b) the Security Trustee is of the sole opinion, which shall be binding on the Funding 2 Secured Creditors, reached after considering at any time and from time to time the advice of any financial or such other professional advisers selected by the Security Trustee in its absolute discretion (acting reasonably) for the purpose of giving such advice, that the cash flow prospectively receivable by Funding 2 will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of Funding 2, to discharge in full in due course all amounts owing in respect of each AAA Loan Tranche and all prior ranking amounts due by Funding 2. The fees and expenses of the aforementioned financial adviser or such other professional adviser selected by the Security Trustee shall be paid by Funding 2.

8.11   SERVICE OF MASTER INTERCOMPANY LOAN ACCELERATION NOTICE

       From and including the time when the Security Trustee serves a Master Intercompany Loan Acceleration Notice (which has not been withdrawn) on Funding 2:

       (a) no amount may be withdrawn from the Funding 2 Bank Accounts (which accounts shall be identified in the relevant Master Intercompany Loan Acceleration Notice) except with the prior written consent of the Security Trustee; and

       (b) (provided that the Mortgages Trustee and the Cash Manager have been notified of the service of a Master Intercompany Loan Acceleration Notice) no action whatsoever may be taken by the Mortgages Trustee in relation to or in respect of the Funding 2 Charged Property without the prior written consent of the Security Trustee save for any action required to preserve or protect the Mortgages Trustee's right, title or interest in the Funding 2 Charged Property.

8.12 PRIORITIES OF PAYMENT - AFTER SERVICE OF A MASTER INTERCOMPANY LOAN ACCELERATION NOTICE

       All monies received or recovered by the Security Trustee (or a Receiver appointed on its behalf) following service of a Master Intercompany Loan Acceleration Notice shall be applied by the Security Trustee (save to the extent required otherwise by law) in the order of priority set out in Part 3 of Schedule 3 hereto.

8.13 APPLICATION OF MONIES RECEIVED AFTER MASTER INTERCOMPANY LOAN ACCELERATION NOTICE

       Each Funding 2 Secured Creditor undertakes to pay to the Security Trustee or the Receiver, as the case may be, all monies received or recovered by it (including by way of set-off or otherwise)

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       subsequent to the service of a Master Intercompany Loan Acceleration
       Notice in order that such amounts can be applied in accordance with Clause 8.12 (Priorities of Payment - After Service of a Master Intercompany Loan Acceleration Notice).

8.14   RETENTION ACCOUNT

       If the Security Trustee enforces the security created under this Deed at a time when either no amounts or not all amounts owing in respect of the Funding 2 Secured Obligations have become due and payable, the Security Trustee (or a Receiver, as the case may be,) may, for so long as no such amounts or not all such amounts have become due and payable, pay any monies referred to in Clause 8.12 (Priorities of Payment - After Service of a Master Intercompany Loan Acceleration Notice), as the case may be, into, and retain such monies in, an interest-bearing account (a RETENTION ACCOUNT) to be held by it as security and applied by it in accordance with Clause 8.12 (Priorities of Payment - After Service of a Master Intercompany Loan Acceleration Notice) as and when any of the amounts referred to therein become due and payable.

8.15   ACKNOWLEDGEMENT OF FUNDING 2 SECURED CREDITORS

       Without prejudice to the generality of Clause 30.8 (Funding 2 Secured Creditors), each of the Funding 2 Secured Creditors hereby acknowledges and concurs with the provisions of Clause 8.8 (Mandatory Enforcement) and Clause 24.8 (Modification to Transaction Documents) and each of them agrees that it shall have no claim against the Security Trustee as a result of the application thereof.

9.     EXERCISE OF CERTAIN RIGHTS

9.1    NO ENFORCEMENT AGAINST MASTER ISSUER

       Each party to this Deed undertakes to the Master Issuer and each of the Funding 2 Secured Creditors (including the Security Trustee in its capacity as such under this Deed) that unless and until all amounts payable pursuant to the Funding 2 Secured Obligations have been satisfied in full, it shall not:

      (a) take any steps or pursue any action whatsoever for the purpose of recovering any debts due or owing to it by the Master Issuer; or

      (b) take any steps or legal proceedings for the winding-up, dissolution or reorganisation of, or the institution of insolvency proceedings against the Master Issuer or for the appointment of a receiver, administrator, administrative receiver, liquidator or similar officer of the Master Issuer in respect of any or all of its revenues and assets.

9.2    NO ENFORCEMENT BY FUNDING 2 SECURED CREDITORS

       Each of the Funding 2 Secured Creditors (other than the Security Trustee and any Receiver) hereby agrees with Funding 2 and the Security Trustee that:

       (a) only the Security Trustee may enforce the security created in favour of the Security Trustee by this Deed in accordance with the provisions hereof;

       (b) notwithstanding any other provision of this Deed or any other Transaction Document (other than clause 5.2 (Shortfall on Final Repayment Date) of the Master Intercompany Loan Agreement), no sum due or owing to any Funding 2 Secured Creditor or to the Security Trustee (whether for itself or on behalf of the Funding

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               2 Secured Creditors) from or by Funding 2 under this Deed or any other Transaction Document shall be payable by Funding 2 except to the extent that Funding 2 has sufficient funds available or (following enforcement of the Funding 2 Security) the Security Trustee has realised sufficient funds from the Funding 2
               Security to pay such sum subject to and in accordance with the relevant Funding 2 Priorities of Payments and provided that all liabilities of Funding 2 required to be paid in priority thereto or pari passu therewith pursuant to such Funding 2 Priorities of Payments have been paid, discharged and/or otherwise provided for in full; and

       (c) it shall not take any steps for the purpose of recovering any of the Funding 2 Secured Obligations (including, without limitation, by exercise any rights of set-off) or enforcing any rights arising out of the Transaction Documents against Funding 2 and it shall not take any steps or legal proceedings for the winding-up, dissolution or reorganisation of, or the institution of insolvency proceedings against Funding 2 or for the appointment of a receiver, administrator, administrative receiver, liquidator or similar officer of Funding 2 in respect of any or all of its revenues and assets unless (i) a Master Intercompany Loan Acceleration Notice shall have been served or the Security Trustee, having become bound to serve a Master Intercompany Loan Acceleration Notice, and/or (ii) whether or not a Master Intercompany Loan Acceleration Notice has been served, having become bound to take any steps or proceedings to enforce the said security pursuant to this Deed, fails to do so within 30 days of becoming so bound and that failure is continuing (in which case each of such Funding 2 Secured Creditors shall be entitled to take any such steps and proceedings as it shall deem necessary other than the presentation of a petition for or making of an application for the winding up, dissolution, reorganisation of, or the institution of insolvency proceedings against Funding 2 or the appointment of a receiver, administrator, administrative receiver, liquidator or similar officer of Funding 2).

9.3    KNOWLEDGE OF SECURITY TRUSTEE OF MASTER INTERCOMPANY LOAN EVENT OF
       DEFAULT

       The Security Trustee will not be deemed to have knowledge of the occurrence of a Master Intercompany Loan Event of Default unless the Security Trustee has received written notice from the Master Issuer stating that a Master Intercompany Loan Event of Default has occurred and describing that Master Intercompany Loan Event of Default.

10.    GENERAL COVENANTS AND WARRANTIES

10.1   TITLE

       (a) Funding 2 represents to the Security Trustee that it is the beneficial owner of the Funding 2 Charged Property and the Funding 2 Charged Property is free of any Security Interests (except for those created by or under this Deed) and any other rights or interests (including any licences) in favour of third parties.

       (b) Funding 2 represents to the Security Trustee that, as at the Funding 2 Programme Date, none of its assets and/or undertaking are subject to any restriction (whether contractual or otherwise) that may render the Security Interests granted by Funding 2 under this Deed ineffective or which otherwise prohibit the grant of such Security Interests.

10.2   NATURE OF SECURITY

       Funding 2 represents to the Security Trustee that this Deed creates those Security Interests it purports to create and is not liable to be amended or otherwise set aside on its liquidation or administration or otherwise.

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10.3   FUNDING 2 ACCOUNTS

       Funding 2 hereby undertakes that, for so long as any Funding 2 Secured Obligations remain outstanding, it shall not (without the prior written consent of the Security Trustee):

       (a) open or maintain any bank account or deposit account with any bank or any other financial institution other than the Funding 2 Bank Accounts; or

       (b)     close the Funding 2 Bank Accounts,

       other than in accordance with the Bank Account Agreement and this Deed.

10.4   CONSENTS

       Funding 2 hereby represents and warrants to the Security Trustee (for itself and on trust for the other Funding 2 Secured Creditors) that, save for registration of certain of the Transaction Documents with the Registrar of Companies in accordance with the provisions of Chapter I of
       Part XII of the Companies Act 1985, no authorisation, approval, consent, licence, exemption, registration, recording, filing or notarisation and no payment of any duty or tax and no other action whatsoever is necessary to ensure the validity, legality or enforceability of the liabilities and obligations of Funding 2 or the rights of the Funding 2 Secured Creditors and the Security Trustee in respect of Funding 2 under this Deed.

10.5   REGISTRAR OF COMPANIES

       Funding 2 undertakes to the Funding 2 Secured Creditors to file or procure the filing with the Registrar of Companies pursuant to Chapter I of Part XII of the Companies Act 1985 of duly completed Forms 395 together with an executed original of this Deed within 21 days after the date of this Deed.

10.6   NEGATIVE PLEDGE

       Funding 2 shall not, save for the Funding 2 Security, or with the prior written consent of the Security Trustee, or unless otherwise permitted under any of the Transaction Documents, create or permit to subsist any mortgage, sub-mortgage, charge, sub-charge, pledge, lien or other security interest whatsoever, however created or arising (unless arising by operation of law) over any of its property, assets or undertakings present or future (including any uncalled capital) or any interest, estate, right, title or benefit therein or use, invest or dispose of, including by way of sale or the grant of any security interest of whatsoever nature or otherwise deal with, or agree or attempt or purport to sell or otherwise dispose of (in each case whether by one or a series of transactions) or grant any option or right to acquire any such property, assets or undertaking present or future.

10.7   UNITED STATES ACTIVITIES

       Funding 2 represents and covenants that it will not engage in any activities in the United States (directly or through agents), will not derive any income from United States sources as determined under United States income tax principles and will not hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States tax principles.

10.8   ADDITIONAL POSITIVE COVENANTS

       Funding 2 covenants and undertakes with the Security Trustee for the benefit of the Funding 2 Secured Creditors as follows:

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       (a)     to cause to be prepared and certified by its auditors in respect of each Financial Year accounts in such form as will comply with relevant legal and accounting requirements for the time being;

       (b) at all times to keep or procure the keeping of proper books of account and records as may be necessary to comply with all applicable laws and so as to enable financial statements to be prepared and to allow the Security Trustee and any person or persons appointed by the Security Trustee to whom Funding 2 shall have no reasonable objection free access to such books of account and records at all times during normal business hours upon reasonable notice in writing provided that such inspection shall only be for the purposes of carrying out its duties under this Deed and any information so obtained shall only be used and passed on to any other person for the purpose of the Security Trustee carrying out its duties under this Deed;

       (c) to give notice in writing to the Security Trustee of the occurrence of any Master Intercompany Loan Event of Default, Potential Master Intercompany Loan Event of Default and/or service of a Master Intercompany Loan Acceleration Notice (which has not been served by the Security Trustee) (such notice to be effective by the delivery of a copy of the Master Intercompany Loan Acceleration Notice to the Security Trustee) immediately upon becoming aware thereof and without waiting for the Security Trustee to take any further action;

       (d) give to the Security Trustee (i) within 14 days after demand by the Security Trustee therefor and (ii) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each Financial Year and in any event not later than the date required by statute to file or publish (whichever is earlier) such audited accounts after the end of each such Financial Year a certificate signed by two directors of Funding 2 to the effect that as at a date not more than seven days before delivering such certificate (the CERTIFICATION DATE) there did not exist and had not existed since the certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Master Intercompany Loan Event of Default or any Potential Master Intercompany Loan Event of Default (or if such then exists or existed specifying the same) and that during the period from and including the certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the certification date of such certificate Funding 2 has complied, to the best of their knowledge and belief, with all its obligations contained in this Deed and each of the other Funding 2 Agreements or (if such is not the case) specifying the respects in which it has not so complied;

       (e) at all times to execute all such further documents and do all such further acts and things as may in the reasonable opinion of the Security Trustee be necessary at any time or times to give effect to the terms and conditions of this Deed and the other Funding 2 Agreements;

       (f) at all times to comply with the obligations and provisions binding upon it under and pursuant to this Deed and the other Funding 2 Agreements; and

       (g) duly and promptly to pay and discharge all Taxes imposed upon it or its assets unless such Taxes are, in the opinion of the Security Trustee, being contested in good faith by Funding 2.

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11.    SECURITY TRUSTEE AND EVENTS OF DEFAULT

11.1   SECURITY TRUSTEE RIGHTS AND OBLIGATIONS

       For the period commencing upon the service of a Master Intercompany Loan Acceleration Notice and terminating upon the notification to the Funding 2 Secured Creditors by the Security Trustee that all Funding 2 Secured Obligations have been satisfied in full and save as otherwise provided in this Deed:

       (a) all payments under or arising from this Deed shall be made to the Security Trustee or to its order;

       (b) all rights or remedies provided for by this Deed or available at law or in equity to the Funding 2 Secured Creditors are exercisable only by the Security Trustee;

       (c) all rights to compel performance of the Transaction Documents are exercisable only by the Security Trustee; and

       (d) all payments in respect of the Funding 2 Secured Obligations shall operate in satisfaction pro tanto of Funding 2's covenants to the Funding 2 Secured Creditors.

11.2   FUNDING 2 SECURED CREDITOR OBLIGATIONS

       For the avoidance of doubt, this Clause 11 (Security Trustee and Events of Default) shall not impose any obligation on the Security Trustee to perform any of the obligations of the Funding 2 Secured Creditors under this Deed. The Funding 2 Secured Creditors shall remain liable to perform such obligations.

12.    SECURITY TRUSTEE'S POWERS

12.1   DELEGATION TO RECEIVER

       In addition and without prejudice to any of its statutory powers, the Security Trustee may at any time by deed delegate to any Receiver all or any of the extended powers of leasing, surrendering or accepting surrenders of leases conferred on the Security Trustee by this Deed.

12.2   ADDITIONAL POWERS

       The Security Trustee shall have the power to insure against any liabilities or obligations arising:

       (a) as a result of the Security Trustee acting or failing to act in a certain way (other than which may arise from its negligence or wilful default or that of its officers or employees);

       (b) as a result of any act or failure to act by any person or persons to whom the Security Trustee has delegated any of its trusts, rights, powers, duties, authorities or discretions, or appointed as its agent (other than which may arise from such person's negligence or wilful default);

       (c)     in connection with the Funding 2 Charged Property; or

       (d) in connection with or arising from the enforcement of the security created by this Deed.

       The Security Trustee shall not be under any obligation to insure in respect of such liabilities and/or obligations or require any other persons to maintain insurance, but to the extent that it does so, Funding 2 shall quarterly and on written request pay all insurance premiums and expenses which the

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       Security Trustee may properly incur in relation to such insurance. If
       Funding 2 fails to pay such premiums or expenses or to reimburse the Security Trustee therefor, the Security Trustee shall be entitled to be indemnified out of the Funding 2 Charged Property in respect thereof, and in the case of a Master Intercompany Loan Acceleration Notice having been served, the indemnification of the Security Trustee in respect of all such insurance premiums and expenses shall be payable in priority to payments to the Funding 2 Secured Creditors and otherwise in accordance with this Deed.

12.3   AUTHORISED INVESTMENTS

       Any monies which under the trusts of this Deed ought to or may be invested by the Security Trustee (or by the Cash Manager on its behalf) after the service of a Master Intercompany Loan Acceleration Notice may be invested in the name of the Security Trustee or in the name of any nominee on its behalf and under the control of the Security Trustee in any Authorised Investments and the Security Trustee may at any time vary or transfer (or direct the Cash Manager to vary or transfer) any of such Authorised Investments for or into other such Authorised Investments as the Security Trustee at its absolute discretion may determine, and shall not be responsible (save where any loss results from the Security Trustee's fraud, wilful default or negligence or that of its officers or employees) for any loss occasioned by reason of any such investments whether by depreciation in value or otherwise, provided that such Authorised Investments were made in accordance with the foregoing provisions.

13.    RECEIVER

13.1   APPOINTMENT OF RECEIVER

       (a) Except as provided below, the Security Trustee may appoint any one or more persons to be a Receiver of all or any part of the Funding 2 Charged Property if the Funding 2 Security has become enforceable.

       (b) Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.

       (c) Except as provided below, any restriction imposed by law on the right of a mortgagee to appoint a Receiver (including under section 109(1) of the 1925 Act) does not apply to this Deed.

       (d) The Security Trustee is not entitled to appoint a Receiver solely as a result of:

               (i)   the obtaining of a moratorium; or

               (ii)  anything done with a view to obtaining a moratorium,

       under the Insolvency Act 2000.

13.2   REMOVAL

       The Security Trustee may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated. The Security Trustee may apply to the court for an order removing an administrative receiver.

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13.3   REMUNERATION

       The Security Trustee may fix the remuneration of any Receiver appointed by it and the maximum rate specified in Section 109(6) of the 1925 Act will not apply. Funding 2 will pay the remuneration of any Receiver in accordance with the terms and in the manner agreed from time to time between the relevant Receiver and the Security Trustee, subject to the terms and conditions of this Deed and the Funding 2 Priorities of Payments.

13.4   AGENT OF FUNDING 2

       (a) The Receiver will be deemed to be the agent of Funding 2 for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the 1925 Act. Funding 2 alone is responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

       (b) If a liquidator of Funding 2 is appointed, the Receiver will act as principal and not as agent of the Security Trustee.

       (c) The Security Trustee will not incur any liability (either to Funding 2 or to any other person) by reason of the appointment of a Receiver.

13.5   RELATIONSHIP WITH SECURITY TRUSTEE

       To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may after the Funding 2 Security becomes enforceable be exercised by the Security Trustee in relation to any Funding 2 Charged Property without first appointing a Receiver and notwithstanding the appointment of a Receiver.

14.    POWERS OF RECEIVER

14.1   GENERAL

       (a) A Receiver has all of the rights, powers and discretions set out below in this Clause in addition to those conferred on it by any law; this includes:

               (i) in the case of an administrative receiver, all the rights, powers and discretions conferred on an administrative receiver under the Insolvency Act 1986; and

               (ii) otherwise, all the rights, powers and discretions conferred on a receiver (or a receiver and manager) under the 1925 Act and the Insolvency Act 1986.

       (b) If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.

14.2   POSSESSION

       A Receiver may take immediate possession of, get in and collect any Funding 2 Charged Property.

14.3   CARRY ON BUSINESS

       A Receiver may carry on any business of Funding 2 in any manner he thinks fit.

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14.4   EMPLOYEES

       (a) A Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he thinks fit.

       (b)     A Receiver may discharge any person appointed by Funding 2.

14.5   BORROW MONEY

       A Receiver may raise and borrow money either unsecured or on the security of any Funding 2 Charged Property either in priority to the Funding 2 Security or otherwise and generally on any terms and for whatever purpose which he thinks fit.

14.6   SALE OF ASSETS

       (a) A Receiver may sell, exchange, convert into money and realise any Funding 2 Charged Property by public auction or private contract and generally in any manner and on any terms which he thinks fit.

       (b) The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit.

14.7   COMPROMISE

       A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who is or claims to be a creditor of Funding 2 or relating in any way to any Funding 2 Charged Property, provided that, any such claim has priority to or ranks pari passu with this Deed.

14.8   LEGAL ACTIONS

       A Receiver may bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Funding 2 Charged Property which he thinks fit.

14.9   RECEIPTS

       A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Funding 2 Charged Property.

14.10  SUBSIDIARIES

       A Receiver may form a subsidiary of Funding 2 and transfer to that subsidiary any Funding 2 Charged Property.

14.11  DELEGATION

       A Receiver may delegate his powers in accordance with this Deed.

14.12  PROTECTION OF ASSETS

       A Receiver may do any act which Funding 2 might do in the ordinary conduct of its business to protect or improve any Funding 2 Charged Property as he thinks fit.

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14.13  UNCALLED CAPITAL

       A Receiver may call up or require the directors of Funding 2 to call up any uncalled capital of Funding 2.

14.14  PAYMENT OF EXPENSES

       A Receiver may pay and discharge, out of the profits and income of the Funding 2 Charged Property and any moneys made by it in carrying on the business of Funding 2, the expenses incurred by it in connection with the carrying on and management of that business or in the exercise of any of the powers conferred by this Clause or otherwise in respect of the Funding 2 Charged Property and all other expenses which it shall think fit to pay and will apply the residue of those profits and income in accordance with the terms and conditions of this Deed.

14.15  OTHER POWERS

       A Receiver may:

       (a) do all other acts and things which he may consider desirable or necessary for realising any Funding 2 Charged Property or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or law;

       (b) exercise in relation to any Funding 2 Charged Property all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Funding 2 Charged Property; and

       (c)     use the name of Funding 2 for any of the above purposes.

15.    PROTECTION OF THIRD PARTIES

15.1   ENQUIRY

       No purchaser from, or other person dealing with, the Security Trustee or a Receiver shall be concerned to enquire whether any of the powers exercised or purported to be exercised under this Deed has arisen or become exercisable, whether the Funding 2 Secured Obligations remain outstanding or have become payable, whether such Receiver is authorised to act or as to the propriety or validity of the exercise or purported exercise of any power; and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters and the protections afforded to purchasers from a mortgagee by Sections 104 to 107 of the 1925 Act and to persons dealing with an administrative receiver by Section 42(3) of the Insolvency Act 1986 shall apply to any person purchasing from or dealing with a Receiver or the Security Trustee.

15.2   RECEIPTS

       Upon any dealing or transaction under this Deed, the receipt of the Security Trustee or a Receiver, as the case may be, shall be an absolute and a conclusive discharge to a purchaser or such other person and shall relieve it of any obligation to see to the application of any monies paid to or by the direction of the Security Trustee or such Receiver.

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16.    PROTECTION OF SECURITY TRUSTEE AND RECEIVER

16.1   LIABILITY

       Neither the Security Trustee nor any Receiver shall be liable to Funding 2, in the absence of wilful default or negligence on their part or that of their employees or officers or breach by the Security Trustee of its obligations under this Deed, in respect of any loss or damage which arises out of the exercise or the attempted or purported exercise of or failure to exercise any of their respective powers.

16.2   POSSESSION

       Without prejudice to the generality of Clause 16.3 (Mortgagee in possession), entry into possession of the Funding 2 Charged Property or any part thereof shall not render the Security Trustee or the Receiver of that company liable to account as mortgagee in possession. If and whenever the Security Trustee or the Receiver enters into possession of the Funding 2 Charged Property, it shall be entitled at any time to go out of such possession.

16.3   MORTGAGEE IN POSSESSION

       Neither the Security Trustee nor the other Funding 2 Secured Creditors shall, by reason of any assignment or other security made under this Deed, be or be deemed to be a mortgagee creditor in possession nor shall they take any action (other than, in the case of the other Funding 2 Secured Creditors, with the Security Trustee's prior written consent) which would be likely to lead to the Funding 2 Secured Creditors or the Security Trustee becoming a mortgagee in possession in respect of any property referred to in this Deed. The Security Trustee, in its absolute discretion, may at any time serve a written notice on the Funding 2 Secured Creditors requiring the Funding 2 Secured Creditors from the date such notice is served to obtain the Security Trustee's prior written consent before taking any action which would be likely to lead to the Funding 2 Secured Creditors or the Security Trustee becoming a mortgagee in possession in respect of any property referred to in this Deed.

17.    EXPENSES AND INDEMNITY

17.1   EXPENSES

       Funding 2 covenants with the Security Trustee to reimburse or pay to the Security Trustee and any Receiver of Funding 2 (on the basis of a full indemnity) the amount of all costs (including legal costs), charges and expenses (including insurance premiums) properly incurred or sustained by the Security Trustee or any Receiver (including, for the avoidance of doubt, any such costs, charges and expenses arising from any act or omission of, or proceedings involving, any third person) in connection with:

       (a) the exercise or the attempted exercise, or the consideration of the exercise by or on behalf of the Security Trustee or any Receiver of any of the powers of the Security Trustee or such Receiver, and the enforcement, preservation or attempted preservation of this Deed (or any of the Security Interests contained in or granted pursuant to it) or any of the Funding 2 Charged Property or any other action taken by or on behalf of the Security Trustee or such Receiver with a view to or in connection with the recovery by the Security Trustee or such Receiver of the Funding 2 Secured Obligations; or

       (b) the carrying out of any other act or matter which the Security Trustee or any Receiver may reasonably consider to be necessary for the preservation or benefit of the Funding 2 Charged

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

               Property and which Funding 2 is required to do pursuant to any of the Transaction Documents to which it is a party but which it has not done.

17.2   INDEMNITY

       Funding 2 agrees to indemnify the Security Trustee and any Receiver, on an after Tax basis, from and against all losses, actions, claims, costs (including legal costs), expenses (including insurance premiums), demands and liabilities whether in contract, tort, delict or otherwise now or hereafter properly sustained or incurred by the Security Trustee or such Receiver and their respective officers and employees or by any person for whose liability, act or omission the Security Trustee or the Receiver may be answerable, in connection with anything done or omitted to be done under or pursuant to this Deed or any other Transaction Document to which such entity is a party, or in the exercise or purported exercise of the powers herein contained, or occasioned by any breach by Funding 2 of any of its covenants or other obligations to the Security Trustee, or in consequence of any payment in respect of the Funding 2 Secured Obligations (whether made by Funding 2, a relevant Issuer or a third person) being declared void or impeached for any reason whatsoever, save where the same arises as the result of the fraud, negligence, wilful misconduct or wilful default or breach of the terms of this Deed by the Security Trustee or such Receiver or their respective officers or employees.

17.3   TAXES

       (a) All sums payable by Funding 2 under this Deed are deemed to be exclusive of any amount in respect of VAT. If, pursuant to any provision of this Deed, the Security Trustee or any Receiver makes any taxable or deemed taxable supply to Funding 2, then Funding 2 shall pay to the Security Trustee or such Receiver of Funding 2 (as the case may be) (in addition to the consideration for the supply) an amount equal to the VAT charged in respect of such taxable or deemed taxable supply against production of a valid VAT invoice.

       (b) If the Security Trustee or any Receiver shall make any payment for a taxable or deemed taxable supply to it pursuant to or in connection with this Deed and any such payment shall bear VAT which is Irrecoverable VAT, Funding 2 shall indemnify the Security Trustee or such Receiver (as the case may be) on demand for an amount equal to such Irrecoverable VAT so far as it has not been taken into account in computing the amount of any payment made by Funding 2 to the Security Trustee or such Receiver under any other indemnity contained in this Deed.

17.4   INTEREST

       All sums payable by Funding 2 under Clause 17.1 (Expenses), Clause 17.2 (Indemnity), Clause 17.3 (Taxes) or Clause 25 (Remuneration of the Security Trustee) shall be payable on demand and:

       (a) in the case of payments actually made by the Security Trustee prior to the demand, shall carry interest at the rate per annum, which is 1% per annum higher than the mean base rate from time to time of the Reference Banks from the date of the same being demanded to the date of actual payment (provided that such demand shall be made on a Business Day, otherwise interest shall be payable from the second Business Day following the date of the demand to the date of actual payment); and

       (b) in all other cases, shall carry interest at such rate from the date 14 days after the date of the same being demanded or (where the demand specifies that payment by the Security Trustee

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

               will be made on an earlier date provided such earlier date is a Business Day) from such earlier date (not being earlier than the date of such demand) to the date of actual payment.

       Any amounts payable pursuant to Clauses 25.1 (Remuneration) and 25.2 (Increased Remuneration) shall carry interest at the aforesaid rate from the due date thereof to the date of actual payment.

18.    PROTECTION OF CHARGES

       Funding 2 further covenants with and undertakes to the Security Trustee from time to time (notwithstanding that the Security Trustee may not have served a Master Intercompany Loan Acceleration Notice) upon demand to execute, at Funding 2's cost, any document or do any act or thing (other than any amendment hereto) which the Security Trustee or the Receiver may specify acting reasonably:

       (a) with a view to registering, protecting, improving or perfecting any charge or security created or intended to be created by or pursuant to this Deed (including the perfecting of the conversion of any floating charge to a fixed charge) subject to first having obtained all necessary consents; or

       (b) with a view to facilitating the exercise or the proposed exercise of any of their powers or duties or the realisation of any of the Funding 2 Charged Property; or

       (c) with a view to protecting the Encumbrances created by or pursuant to this Deed.

19.    POWER OF ATTORNEY, ETC.

19.1   EXECUTION OF POWER OF ATTORNEY

       Immediately upon execution of this Deed, Funding 2 shall execute and deliver to the Security Trustee a power of attorney in or substantially in the form set out in Schedule 1. For the avoidance of doubt, the Security Trustee confirms that it may only exercise the powers conferred under such power of attorney in the circumstances set out in paragraph 1 of the Power of Attorney.

19.2   FUNDING 2 CHARGED PROPERTY ON TRUST

       To the extent that it is permitted to do so under the Transaction Documents, for the purpose of giving effect to this Deed, Funding 2 hereby declares that, after service of a Master Intercompany Loan Acceleration Notice, it will hold all of the Funding 2 Charged Property (subject to the right of redemption) upon trust to convey, assign or otherwise deal with such Funding 2 Charged Property in such manner and to such person as the Security Trustee shall direct pursuant to this Deed, and declares that it shall be lawful for the Security Trustee to appoint a new trustee or trustees of the Funding 2 Charged Property in place of Funding 2.

20.    OTHER SECURITY, ETC.

20.1   NO MERGER

       The Security Interests contained in or created pursuant to this Deed are in addition to, and shall neither be merged in, nor in any way exclude or prejudice any other Encumbrance, right of recourse, set off or other right whatsoever which the Security Trustee or any Funding 2 Secured Creditor may now or at any time hereafter hold or have (or would apart from this Deed or any charge contained or created pursuant to this Deed hold or have) as regards any of Funding 2 or any other person in respect of the Funding 2 Secured Obligations, and neither the Security Trustee nor any Funding 2 Secured Creditor shall be under any obligation to take any steps to call in or to enforce any security

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

       for the Funding 2 Secured Obligations, and shall not be liable to Funding 2 for any loss arising from any omission on the part of the Security Trustee or any Funding 2 Secured Creditor to take any such steps or for the manner in which the Security Trustee or any Funding 2 Secured Creditor shall enforce or refrain from enforcing any such security.

20.2   RULING OFF

       If the Security Trustee receives notice of any Encumbrance affecting the whole or any part of the Funding 2 Charged Property or any Security Interests created under this Deed in contravention of the provisions hereof:

       (a) the Security Trustee may open a new account in the name of Funding 2 and, if it does not, it shall nevertheless be deemed to have done so at the time it received such notice; and

       (b) all payments made by Funding 2 to the Security Trustee after the Security Trustee receives such notice shall be credited or deemed to have been credited to the new account, and in no circumstances whatsoever shall operate to reduce the Funding 2 Secured Obligations as at the time the Security Trustee received such notice.

20.3   CHANGE OF NAME, ETC.

       This Deed shall remain valid and enforceable notwithstanding any change in the name, composition or constitution of the Security Trustee or Funding 2 or any amalgamation or consolidation by the Security Trustee or Funding 2, with any other corporation (whether, in the case of Funding 2, permitted under the Transaction Documents or not).

20.4   AVOIDANCE OF PAYMENTS

       (a) If an amount paid to the Security Trustee or any of the other Funding 2 Secured Creditors under a Transaction Document is capable of being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency or liquidation for the time being in force or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

       (b) Any settlement, discharge or release between Funding 2 and the Security Trustee (or any Receiver) will be conditional upon no security or payment granted or made to the Security Trustee (or any Receiver, as the case may be) by Funding 2 or any other person being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency or liquidation for the time being in force.

       (c) If any security or payment is avoided or reduced in the circumstances described in paragraph (a) above, then the Security Trustee (or any Receiver, as the case may be) will be entitled to recover the value or amount of such security or payment from Funding 2 as if the relevant settlement, discharge or release had not occurred.

20.5   RETENTION OF CHARGES

       (a) If the Security Trustee has grounds for believing that Funding 2 may be unable to pay its debts as they fall due as at the date of any payment made by Funding 2 to the Security Trustee or any of the other Funding 2 Secured Creditors then the Security Trustee may retain the Funding 2 Security until the expiry of a period of (subject to paragraph (b) below) one month plus the statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all Funding 2 Secured Obligations notwithstanding any release, settlement, discharge or arrangement

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

               which may be given or made by the Security Trustee on, or as a consequence of, such payment or discharge of liability.

       (b) If, at any time within the period referred to in paragraph (a) above, any person presents a petition, or files documents with a court or any registrar for the winding-up or administration of Funding 2 or any analogous proceedings are commenced by or against Funding 2, the Security Trustee may continue to retain the Funding 2 Security for such further period as it may determine and the Funding 2 Security will be deemed to continue to be held as security for the payment and discharge to the Security Trustee of all of the Funding 2 Secured Obligations.

21.    SET-OFF

       The Security Trustee may at any time following the service of a Master Intercompany Loan Acceleration Notice without notice and notwithstanding any settlement of account or other matter whatsoever combine or consolidate all or any existing accounts of Funding 2 whether in its own name or jointly with others and held by it or any Funding 2 Secured Creditor and may set-off or transfer all or any part of any credit balance or any sum standing to the credit of any such account (whether or not the same is due to Funding 2 from the Security Trustee or relevant Funding 2 Secured Creditor and whether or not the credit balance and the account in debit or the Funding 2 Secured Obligations are expressed in the same currency in which case the Security Trustee is hereby authorised to effect any necessary conversions at its prevailing rates of exchange) in or towards satisfaction of any of the Funding 2 Secured Obligations but subject always to the Funding 2 Priorities of Payments and may in its absolute discretion estimate the amount of any liability of Funding 2 which is contingent or unascertained and thereafter set-off such estimated amount and no amount shall be payable by the Security Trustee to Funding 2 unless and until all Funding 2 Secured Obligations have been ascertained and fully repaid or discharged.

22.    EXECUTION OF DOCUMENTS

       Any document required to be executed as a deed by the Security Trustee under or in connection with this Deed shall be validly executed if executed as a deed by a duly authorised attorney of the Security Trustee.

23.    SUPPLEMENTS TO THE TRUSTEE ACTS

23.1   POWERS OF SECURITY TRUSTEE

       Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by these presents. Where there are any in consistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act.

       By way of supplement it is expressly declared as follows:

       (a) the Security Trustee may in relation to this Deed or any of the other Transaction Documents act on the opinion or advice of, or a certificate or any information obtained from, any lawyer, banker, valuer, surveyor, securities company, broker, auctioneer, accountant or other expert or adviser in the United Kingdom or elsewhere (including, without limitation, any certificate or confirmation from the Rating Agencies), whether obtained by the Security Trustee or any Receiver, and shall not be responsible for any loss occasioned by so acting;

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

       (b) any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, facsimile reproduction or in any other form and the Security Trustee shall not be liable for acting in good faith on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic provided that such error or lack of authenticity is not manifest;

       (c) the Security Trustee shall (save as expressly otherwise provided in this Deed or any of the other Transaction Documents) as regards all rights, powers, authorities and discretions vested in it by this Deed or any of the other Transaction Documents, or by operation of law, have absolute and uncontrolled discretion as to, and save as otherwise provided in this Deed shall not be liable for any loss, liability, costs, expenses or inconvenience arising as a result of, the exercise or non exercise thereof;

       (d) the Security Trustee shall be at liberty to place this Deed and all deeds and other documents relating to this Deed with any bank or banking company, or lawyer or firm of lawyers believed by it to be of good repute, in any part of the world, and the Security Trustee shall not be responsible for or be required to insure against any loss incurred in connection with any such deposit and Funding 2 shall pay all sums required to be paid on account of or in respect of any such deposit;

       (e) the Security Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay, on such terms as it in its absolute discretion deems fit, an agent to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Security Trustee (including the receipt and payment of monies). The Security Trustee shall not be responsible for any misconduct or default on the part of any person appointed by it in good faith hereunder or be bound to supervise the proceedings or acts of any such persons;

       (f) where it is necessary or desirable for any purpose in connection with this Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Deed or required by law) be converted at such rate or rates in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Security Trustee in its absolute discretion but having regard to current rates of exchange if available and the Security Trustee shall not be liable for any loss occasioned by the said conversion under this paragraph (f);

       (g) subject to Clause 24.6 (Consent of Security Trustee), any consent given by the Security Trustee for the purposes of this Deed or any of the other Transaction Documents may be given on such terms and subject to such conditions (if any) as the Security Trustee in its absolute discretion thinks fit and, notwithstanding anything to the contrary contained in this Deed or any of the other Transaction Documents, may be given retrospectively;

       (h) the Security Trustee shall be entitled to rely (without further investigation or inquiry) upon a certificate, reasonably believed by it to be genuine, of Funding 2 or any other person in respect of every matter and circumstance for which a certificate is expressly provided for under this Deed or the other Transaction Documents and to call for and rely upon a certificate of Funding 2 or any other person reasonably believed by it to be genuine as to any other fact or matter prima facie within the knowledge of Funding 2 or such person as sufficient evidence thereof and the Security Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be caused by it failing to do so;

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       (i)     the Security Trustee shall be entitled to rely (without further investigation or inquiry) upon any document, reasonably believed by it to be genuine, provided to it by Funding 2, the Mortgages Trustee or the Cash Manager in respect of every matter and circumstance prima facie within the knowledge of Funding 2, the Mortgages Trustee or the Cash Manager and the Security Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be caused by it failing to do so;

       (j) the Security Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Security Trustee assigned by the Security Trustee to administer its corporate trust matters unless it shall be proved that the Security Trustee was negligent in ascertaining the pertinent facts;

       (k) no provision of this Deed or any other Transaction Document shall require the Security Trustee to do anything which may be illegal or contrary to applicable law or regulation or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers or otherwise in connection with this Deed or any other Transaction Document (including, without limitation, forming any opinion or employing any legal, financial or other adviser), if it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

       (l) in connection with the exercise by it of any of its trusts, powers, authorities or discretions under these presents (including, without limitation, any modification, waiver, authorisation or determination), the Security Trustee shall have regard to the general interests of the Funding 2 Secured Creditors as a class but shall not have regard to any interests arising from circumstances particular to any individual Funding 2 Secured Creditor and, in particular but without limitation, shall not have regard to the consequences of such exercise for any individual Funding 2 Secured Creditor resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Security Trustee shall not be entitled to require, nor shall any Funding 2 Secured Creditor be entitled to claim, from Funding 2 or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon any individual Funding 2 Secured Creditor;

       (m) the Security Trustee shall not (unless and to the extent ordered to do so by a court of competent jurisdiction) be required to disclose to any Funding 2 Secured Creditor any information made available to the Security Trustee by Funding 2 in connection with the trusts of this Deed or the Transaction Documents and no Funding 2 Secured Creditor shall be entitled to take any action to obtain from the Security Trustee any such information; and

       (n) the Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Deed or any documents relating to the trusts created hereunder. The Security Trustee shall not be responsible for any misconduct or default on the part of any person appointed by it in good faith hereunder or be bound to supervise the proceedings or acts of any such persons.

23.2   REPRESENTATIONS AND WARRANTIES, ETC.

       The Security Trustee shall not be responsible for any recitals or statements or warranties or representations of any party (other than the Security Trustee) contained herein or in any other Transaction Document or any other document entered into in connection therewith and shall assume the accuracy and correctness thereof and shall not be responsible for the execution, legality, effectiveness, adequacy, genuineness, validity or enforceability or admissibility in evidence of any such agreement or other document or any trust or security thereby constituted or evidenced. The Security Trustee may accept without enquiry, requisition or objection such title as Funding 2 may have to the Funding 2 Charged Property or any part thereof from time to time and shall not be required to investigate or make any enquiry into the title of Funding 2 to the Funding 2 Charged Property or any part thereof from time to time whether or not any default or failure is or was known to the Security Trustee or might be, or might have been, discovered upon examination, inquiry or investigation and whether or not capable of remedy. Notwithstanding the generality of the foregoing, each Funding 2 Secured Creditor shall be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of Funding 2, and the Security Trustee shall not at any time have any responsibility for the same and each Funding 2 Secured Creditor shall not rely on the Security Trustee in respect thereof.

23.3   PERFECTION

       The Security Trustee shall not be bound to give notice to any person of the execution of this Deed nor shall it be liable for any failure, omission or defect in perfecting the security intended to be constituted hereby including, without prejudice to the generality of the foregoing:

       (a) failure to obtain any licence, consent or other authority for the execution of the same;

       (b) failure to register the same in accordance with the provisions of any of the documents of title of Funding 2 to any of the Funding 2 Charged Property; and

       (c) failure to effect or procure registration of or otherwise protect any of the Transaction Documents by registering the same under any registration laws in any territory, or by registering any notice, caution or other entry prescribed by or pursuant to the provisions of the said laws.

23.4   ENFORCEABILITY, ETC.

       The Security Trustee shall not be responsible for the genuineness, validity or effectiveness or suitability of any of the Transaction Documents or any other documents entered into in connection therewith or any other document or any obligations or rights created or purported to be created thereby or pursuant thereto or any security or the priority thereof constituted or purported to be constituted by or pursuant to this Deed or any of the other Transaction Documents, nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court and (without prejudice to the generality of the foregoing) the Security Trustee shall not have any responsibility for or have any duty to make any investigation in respect of or in any way be liable whatsoever for:

       (a) the title, ownership, value, sufficiency, enforceability or existence of any Funding 2 Charged Property or any security (howsoever described) relating thereto;

       (b)     the nature, status, creditworthiness or solvency of Funding 2;

       (c) the execution, legality, validity, adequacy, admissibility in evidence or enforceability of this Deed or any other Transaction Document relating to the Funding 2 Charged Property or any other document entered into in connection therewith;

       (d) the registration, filing, protection or perfection of any security relating to this Deed or the other Transaction Documents relating to the Funding 2 Charged Property or the priority of

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

               the security thereby created whether in respect of any initial advance or any subsequent advance or any other sums or liabilities;

       (e) the scope or accuracy of any representations, warranties or statements made by or on behalf of Funding 2 or any other person or entity at any time provided in any Transaction Document relating to the Funding 2 Charged Property or in any document entered into in connection therewith;

       (f) the performance or observance by Funding 2 or any other person with any provisions of this Deed or any other Transaction Document relating to the Funding 2 Charged Property or in any document entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any default, event of default or similar event contained therein or any waiver or consent which has at any time been granted in relation to any of the foregoing;

       (g) the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with the Funding 2 Charged Property;

       (h)     the title of Funding 2 to any of the Funding 2 Charged Property;

       (i) the failure to effect or procure registration of or to give notice to any person in relation to or otherwise protect the security created or purported to be created by or pursuant to this Deed or other documents entered into in connection herewith;

       (j) the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of this Deed or any other document;

       (k) the failure to prevent, whether by act or omission, a fixed charge granted under this Deed from becoming a floating charge; or

       (l) any other matter or thing relating to or in any way connected with this Deed or the Funding 2 Charged Property or any document entered into in connection therewith whether or not similar to the foregoing.

23.5   NO SUPERVISION

       The Security Trustee shall be under no obligation to monitor or supervise the functions of any other person under or pursuant to any of the other Transaction Documents.

23.6   NO LIABILITY

       The Security Trustee shall not be liable or responsible for any loss, cost, damage, expense or inconvenience which may result from anything done or omitted to be done by it under this Deed or under any of the other Transaction Documents save where the same arises as a result of the Security Trustee's fraud, wilful default or negligence.

23.7   CONCLUSIVE AND BINDING DETERMINATIONS

       The Security Trustee as between itself and the Funding 2 Secured Creditors shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Deed and the other Transaction Documents and every such determination, whether made upon a question actually

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       raised or implied in the acts or proceedings of the Security Trustee, shall be conclusive and shall bind the Security Trustee and the Funding 2 Secured Creditors.

23.8   USE OF PROCEEDS

       The Security Trustee shall not be responsible for the receipt or application by Funding 2 of the proceeds of any Loan Tranche or any Funding 2 Start-Up Loan.

23.9   NO INDEMNITY

       None of the provisions of this Deed shall, in any case in which the Security Trustee has failed to show the degree of care and diligence required of it as security trustee under this Deed, having regard to the provisions of this Deed and any of the other Transaction Documents to which the Security Trustee is a party conferring on the Security Trustee any powers, authorities or discretions, relieve or indemnify the Security Trustee against any liabilities which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under this Deed.

23.10  DEFICIENCY OR ADDITIONAL PAYMENT

       The Security Trustee shall have no responsibility whatsoever to any Funding 2 Secured Creditor as regards any deficiency or additional payment, as the case may be, which might arise because the Security Trustee is subject to any Tax in respect of the Funding 2 Charged Property or any part thereof or any income therefrom or any proceeds thereof or is required by law to make any withholding or deduction from any payment to any Funding 2 Secured Creditor.

24.    SUPPLEMENTAL PROVISIONS REGARDING THE SECURITY TRUSTEE

24.1   ASSUMPTION OF NO DEFAULT

       Except as herein otherwise expressly provided, the Security Trustee shall be and is hereby authorised to assume without enquiry, and it is hereby declared to be the intention of the Security Trustee that it shall assume without enquiry, that Funding 2 and each of the other parties thereto is duly performing and observing all the covenants and provisions contained in this Deed and the other Transaction Documents and on its part to be performed and observed and that no event has occurred which constitutes a Potential Master Intercompany Loan Event of Default or Master Intercompany Loan Event of Default or which would cause a right or remedy to become excisable, whether by Funding 2 or the Security Trustee, under or in respect of any of the Transaction Documents.

24.2   DELEGATION

       The Security Trustee may, in the execution of all or any of the trusts, powers, authorities and discretions vested in it by this Deed or any of the other Transaction Documents, act by responsible officers or a responsible officer for the time being of the Security Trustee. The Security Trustee may also, whenever it thinks expedient in the interests of the Funding 2 Secured Creditors, whether by power of attorney or otherwise, delegate to any person or persons all or any of the trusts, rights, powers, duties, authorities and discretions vested in it by this Deed or any of the other Transaction Documents. Any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub delegate) as the Security Trustee may think fit in the interests of the Funding 2 Secured Creditors or any of them, provided that the Security Trustee shall have exercised reasonable care in the selection of such delegate and, where a power to sub delegate has been given, shall oblige the delegate to exercise reasonable care in the selection of any sub delegate. The

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

       Security Trustee shall not be bound to supervise the proceedings of, or be responsible for any loss incurred by any misconduct or default on the part of, such delegate or sub delegate. The Security Trustee shall give prompt notice to Funding 2 of the appointment of any delegate as aforesaid and shall procure that any delegate shall also give prompt notice of the appointment of any sub delegate to Funding 2.

24.3   COMMERCIAL TRANSACTIONS

       The Security Trustee shall not, and no director, officer or employee of any corporation being a Security Trustee hereof shall by reason of the fiduciary position of the Security Trustee be in any way precluded from making any commercial contracts or entering into any commercial transactions with Funding 2, the Master Issuer, Holdings or any subsidiary of Holdings or any other party to the Transaction Documents, whether directly or through any subsidiary or associated company, or from accepting the trusteeship of any other debenture stock, debentures or securities of Funding 2, the Master Issuer, Holdings or any subsidiary of Holdings or any other party to the Transaction Documents, and without prejudice to the generality of these provisions, it is expressly declared that such contracts and transactions include any contract or transaction in relation to the placing, underwriting, purchasing, subscribing for or dealing with or lending monies upon or making payments in respect of or any stock, shares, debenture stock, debentures or other securities of Funding 2, the Master Issuer, Holdings or any subsidiary of Holdings or any other party to the Transaction Documents or any contract of banking or insurance with Funding 2, the Master Issuer, Holdings or any subsidiary of Holdings or any other party to the Transaction Documents and neither the Security Trustee nor any such director, officer or employee shall be accountable to any Funding 2 Secured Creditor or to Funding 2 or the Master Issuer for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions, and the Security Trustee and any such director, officer or employee shall also be at liberty to retain the same without accounting therefor.

24.4   ADDITIONAL POWERS

       The powers conferred by this Deed upon the Security Trustee shall be in addition to any powers which may from time to time be vested in it by general law.

24.5   DUTIES AND RESPONSIBILITIES OF SECURITY TRUSTEE

       The Security Trustee has no duties or responsibilities except those expressly set out in this Deed or in the Transaction Documents.

24.6   CONSENT OF SECURITY TRUSTEE

       If a request in writing is made to the Security Trustee to give its consent to any event, matter or thing, then:

       (a) if any Transaction Document specifies that the Security Trustee is required to give its consent to that event, matter or thing if certain specified conditions are satisfied in relation to that event, matter or thing, then the Security Trustee shall give its consent to that event, matter or thing upon being satisfied acting reasonably that those specified conditions have been satisfied; and

       (b) in any other case, the Security Trustee may give its consent if to do so would not, in its opinion, be materially prejudicial to the interests of the Funding 2 Secured Creditors.

24.7   INTERESTS OF FUNDING 2 SECURED CREDITORS

       The Security Trustee shall, in connection with the exercise by it of any of its trusts, duties, rights, powers, authorities and discretions under this Deed and the other Transaction Documents, be entitled

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

       to assume that such exercise will not be materially prejudicial to the interests of the Funding 2 Secured Creditors if each Funding 2 Secured Creditor has confirmed in writing to the Security Trustee that such exercise would not be materially prejudicial to the interests of such Funding 2 Secured Creditor, and in each case the Security Trustee shall be entitled to rely on such confirmation.

24.8   MODIFICATION TO TRANSACTION DOCUMENTS

       (a) Without prejudice to Clause 24.6 (Consent of Security Trustee), the Security Trustee may from time to time and at any time without any consent or sanction of the Funding 2 Secured Creditors concur with any person in making or sanctioning any modification to any of the Transaction Documents:

               (i) whilst any Loan Tranche remains outstanding under the Master Intercompany Loan Agreement, if it shall be directed to do so by the Master Issuer Security Trustee;

               (ii) if there are no Loan Tranches outstanding under the Master Intercompany Loan Agreement, (A) provided that the Security Trustee is of the opinion, acting reasonably, that such modification will not be materially prejudicial to the interests of the Funding 2 Secured Creditors or, if it is not of that opinion in relation to any Funding 2 Secured Creditor, such Funding 2 Secured Creditor has given its written consent to such modification or (B) which in the Security Trustee's opinion is made to correct a manifest error or is of a formal, minor or technical nature.

       (b) Without prejudice to Clause 24.6 (Consent of Security Trustee) and subject to paragraph (c) below, the Security Trustee shall be required to give its consent to any modifications to [the Mortgage Sale Agreement, the Servicing Agreement, the Cash Management Agreement, the Funding 2 Deed of Charge, the Funding 2 Swap Agreement, the Master Intercompany Loan Agreement, the Funding 2 Bank Account Agreement and the Master Definitions and Construction Schedule that are requested by Funding 2 or the Cash Manager, provided that (i) the Funding 2 Swap Provider [and each of the Master Issuer Swap Providers] [CONFIRM] provide written confirmation to the Security Trustee consenting to such modification of any and all of those documents listed under this paragraph (b) to which they are, respectively, a party (such consent not to be unreasonably withheld) and in any event such consent shall be deemed to be given by each of the Funding 2 Swap Provider and [the Master Issuer Swap Provider] (as the case may be) if no written response is received by the Security Trustee from each party, respectively, by the tenth Business Day after the Security Trustee's request for such consent and (ii) Funding 2 or the Cash Manager, as the case may be, has certified to the Security Trustee in writing that such modifications are required in order to accommodate:

               (i) the entry by Funding 2 into new intercompany loan agreements, the issue of new types of notes by new issuers and/or the addition of other relevant creditors to the Transaction Documents;

               (ii)  the assignment of New Loan Types to the Mortgages Trustee;

               (iii) the inclusion of a [Further Funding Beneficiary] of the
                     Mortgages Trust;

               (iv) changes to the Funding 2 Reserve Required Amount, the Funding 2 Liquidity Reserve Required Amount and/or the manner in which the Funding 2 General Reserve Fund or the Funding 2 Liquidity Reserve Required Amount is funded;

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

               (v) different Interest Payment Dates and/or Interest Periods for any New Notes to be issued by the Master Issuer (including modification of the Interest Payment Dates and/or Interest Periods and/or the basis for the calculation of interest in respect of any outstanding Notes and/or the Funding 2 Interest Payment Date and/or the Interest Period and/or the basis for the calculation of interest in respect of any outstanding Loan Tranches under the Master Intercompany Loan Agreement); and/or

               (vi) changes to be made to the definitions of Asset Trigger Event and Non-Asset Trigger Event.

       (c) The Security Trustee shall only be required to make the modifications set out in paragraph (b) above if the Security Trustee is satisfied that:

               (i) in respect of the matter set out in paragraphs (b)(ii), the conditions precedent to the assignment of New Loans to the Mortgages Trustee (as set out in Clause 4 of the Mortgage Sale Agreement), have been satisfied; and

               (ii)  in respect of the matters set out in paragraphs (b)(i) to
                     (b)(v) inclusive, the Security Trustee has received written confirmation from each of the Rating Agencies that the relevant modifications will not adversely affect the then current ratings of the Notes of the Master Issuer.

       (d) Each Funding 2 Secured Creditor hereby acknowledges that the Security Trustee is required to make the modifications set out in paragraph (b) above (subject to paragraph (c)), and each Funding 2 Security Creditor further acknowledges that such modifications may adversely affect the manner in which the Mortgages Trustee allocates monies to Funding 2 and/or the amount of monies available to the Funding 2 to meet the Funding 2 Secured Obligations. Each Funding 2 Secured Creditor agrees that such modifications shall be binding on it and unless the Security Trustee otherwise agrees, notice thereof shall be given by the Cash Manager to the Funding 2 Secured Creditors as soon as practicable after the modifications have been made.

       (e) Each of the Funding 2 Secured Creditors agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other documents and instruments as may be required by law or requested by the other party at the other party's expense to establish, maintain and protect the rights and remedies of the other party and carry out and effect the intent and purpose of this Clause 24.8 (Modification to Transaction Documents).

24.9   AUTHORISATION OR WAIVER OF BREACH

       Subject to the terms of the Master Intercompany Loan Agreement, the Security Trustee may, without the consent of the Funding 2 Secured Creditors, and without prejudice to its right in respect of any further or other breach, from time to time and at any time, (a) whilst any Loan Tranche remains outstanding under the Master Intercompany Loan Agreement, if it shall be directed to do so by the Master Issuer Security Trustee and (b) if there are no Loan Tranches outstanding under the Master Intercompany Loan Agreement, if and in so far as in its opinion the interests of the Funding 2 Secured Creditors will not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any proposed or actual breach of any of the covenants or provisions contained in or arising pursuant to any of the Transaction Documents. Any such authorisation or waiver shall be binding on the Funding 2 Secured Creditors and, unless the

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       Security Trustee otherwise agrees, notice thereof shall be given by
       Funding 2 to the Funding 2 Secured Creditors as soon as practicable thereafter.

25.    REMUNERATION OF THE SECURITY TRUSTEE

25.1   REMUNERATION

       (a) Funding 2 shall (subject as hereinafter provided) pay to the Security Trustee annually a fee of such amount and payable on such dates as shall from time to time be agreed in writing by Funding 2 and the Security Trustee. All such remuneration shall be payable in accordance with the Funding 2 Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Funding 2 Post Enforcement Priority of Payments. Such remuneration shall accrue from day to day and shall be payable up to and including the date when all of the Funding 2 Secured Obligations have been paid or discharged and the Security Trustee has released, reassigned and/or discharged the Funding 2 Charged Property as provided in Clause 4 (Release of Funding 2 Charged Property).

       (b) Funding 2 shall pay to the Security Trustee an amount equal to the amount of any VAT chargeable in respect of its remuneration under this Deed subject to the Security Trustee's issuing to Funding 2 a proper VAT invoice in respect thereof.

25.2   INCREASED REMUNERATION

       In the event of a Master Intercompany Loan Event of Default or Potential Master Intercompany Loan Event of Default occurring or in the event of the Security Trustee finding it expedient or being required to undertake any duties of an exceptional nature or otherwise outside the scope of the normal duties of the Security Trustee under this Deed, the rate of remuneration in force immediately prior thereto shall be increased by such amount as shall be agreed between Funding 2 and the Security Trustee, such increased remuneration to be calculated from such date as shall be agreed as aforesaid.

25.3   DISPUTES

       In the event of the Security Trustee and Funding 2 failing to agree upon the amount of any remuneration from time to time pursuant to Clause 25.1 (Remuneration) or to agree in a case to which Clause 25.2 above (Increased Remuneration) applies upon whether such duties are outside the scope of the normal duties of the Security Trustee hereunder or upon the amount of such additional remuneration, such matters shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by Funding 2 or, failing such approval, nominated by the President for the time being of the Law Society of England and Wales, the expenses being involved in such nomination and the fees of such investment bank being payable by Funding 2 and the decision of any such investment bank shall be final and binding on Funding 2 and the Security Trustee.

25.4   EXPENSES

       In addition to remuneration hereunder, Funding 2 shall on written request, pay (on an indemnity basis) all other costs, charges and expenses which the Security Trustee may properly incur in relation to the negotiation, preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Deed and any of the other Transaction Documents to which the Security Trustee is a party including but not limited to travelling and legal expenses and any stamp, issue, registration, documentary and other Taxes (other than Taxes on its income, profits or gains) or duties paid or payable by the Security Trustee in connection with any action taken or contemplated by or on behalf of the Security Trustee for enforcing, or resolving any

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

       doubt concerning, or for any other purpose in relation to, this Deed or any of the other Transaction Documents.

25.5   INDEMNITY

       Without prejudice to the right of indemnity by law given to trustees, Funding 2 shall indemnify the Security Trustee, on an after Tax basis, in respect of all proceedings (including claims and liabilities in respect of taxes other than on its own overall net income), claims and demands and all costs, charges, expenses (including, without prejudice to the generality of the foregoing, legal and travelling expenses), and liabilities to which it (or any person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by or pursuant to this Deed and any of the other Transaction Documents to which the Security Trustee is a party) may be or become liable or which may be properly incurred by it (or any such person as aforesaid) in the execution or purported execution of any of its trusts, powers, authorities and discretions hereunder or its functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to this Deed and any of the other Transaction Documents to which the Security Trustee is a party shall be entitled to be indemnified out of the Funding 2 Charged Property in respect thereof, save where the same arises as a result of the fraud, negligence or wilful default by the Security Trustee or breach by the Security Trustee of the terms of this Deed, its officers or employees. The Security Trustee shall not be entitled to be indemnified twice in respect of the same matter pursuant to this Clause and the indemnity contained in Clause 17.2 (Indemnity) of this Deed.

25.6   SURVIVAL

       Unless otherwise specifically stated in any discharge of this Deed, the provisions of Clauses 17 (Expenses and Indemnity) and 25 (Remuneration of the Security Trustee) shall continue in full force and effect notwithstanding such discharge.

25.7   STAMP DUTIES

       Funding 2 shall, to the extent permitted by applicable United Kingdom law, pay all stamp duties and other duties or taxes of a similar nature, including for the avoidance of doubt any duty levied under the Stamp Act 1891 as amended and supplemented, (if any) payable on or arising out of or in consequence of:

       (a) the creation of the security constituted by or pursuant to this Deed; and

       (b) the execution and delivery of this Deed and documents executed pursuant hereto and the other Funding 2 Agreements (except where the obligation to pay all stamp duties and other duties or taxes of a similar nature is expressed to be the obligation of a person other than Funding 2).

26.    APPOINTMENT OF NEW SECURITY TRUSTEE AND REMOVAL OF SECURITY TRUSTEE

26.1   POWERS OF FUNDING 2

       (a) The power of appointing a new Security Trustee and removing the Security Trustee or any new Security Trustee shall be vested in Funding 2 but such appointment or removal must be approved in writing by each of the Funding 2 Secured Creditors (such approval not to be unreasonably withheld or delayed). Any appointment of a new Security Trustee and any retirement of an existing Security Trustee hereof shall as soon as practicable thereafter be notified by Funding 2 to the Funding 2 Secured Creditors.

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       (b)     Any new Security Trustee must (i) meet the requirements of section 26(a)(1) of the US Investment Company Act of 1940; (ii) not be an affiliate (as defined in Rule 405 of the US Securities Act of 1933, as amended) of any relevant Issuer or of any person involved in the organisation or operation of any relevant Issuer; (iii) not offer or provide credit or credit enhancement to any relevant Issuer; and (iv) execute an agreement or instrument concerning the Notes containing provisions to the effect set forth in section 26(a)(3) of the US Investment Company Act of 1940. [US COUNSEL TO CONFIRM]

26.2   POWERS OF SECURITY TRUSTEE

       Notwithstanding the provisions of Clause 26.1 (Powers of Funding 2), the Security Trustee may (as attorney for Funding 2) upon giving prior written notice to Funding 2 but without the consent of Funding 2 or the Funding 2 Secured Creditors appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Security
       Trustee:

       (a) if the Security Trustee reasonably considers such appointment to be in the interests of the Funding 2 Secured Creditors (or any of them); or

       (b) for the purposes of conforming to any legal requirement, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed or any Funding 2 Charged Property is or is to be located; or

       (c) for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of this Deed or any of the other Transaction Documents to which the Security Trustee is a party or obligations arising pursuant thereto or any of the security constituted by or pursuant to this Deed.

       Funding 2 hereby irrevocably appoints the Security Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Deed or any of the other Transaction Documents to which the Security Trustee is a party) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Security Trustee by this Deed or any of the other Transaction Documents to which the Security Trustee is a party) and such duties and obligations as shall be conferred or imposed on it by the instrument of appointment. The Security Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Security Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Deed be treated as costs, charges and expenses incurred by the Security Trustee.

26.3   MULTIPLE TRUSTEES

       Whenever there shall be more than two security trustees hereof, the majority of such trustees shall be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Deed and any of the other Transaction Documents in the Security Trustee generally.

27.    RETIREMENT OF SECURITY TRUSTEE

       Any trustee for the time being of this Deed may retire at any time upon giving not less than three calendar months' prior notice in writing to Funding 2 without assigning any reason therefor and without being responsible for any costs resulting from such retirement. Provided, however, that the retirement or removal of any security trustee shall not become effective unless there remains at least one security trustee hereof in office upon such retirement or removal. Funding 2 covenants that, in

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

       the event of a security trustee (being a sole trustee) giving notice under this Clause or being removed as referred to in Clause 26.1 (Powers of Funding 2) it shall use its best endeavours to procure a new trustee of this Deed to be appointed as soon as reasonably practicable thereafter (for the avoidance of doubt, in the same terms as this Deed). If within 60 days of having given notice of its intention to retire, Funding 2 has failed to appoint a replacement Security Trustee, the outgoing Security Trustee will be entitled to appoint its successor (provided that such successor is acceptable to the Rating Agencies and will agree to the terms of this Deed) and that the Rating Agencies confirm in writing that the current ratings of the Notes shall not be either downgraded, reviewed or withdrawn as a result of such appointment).

28.    TRUST INDENTURE ACT PREVAILS

       If any provision of this Deed limits, qualifies or conflicts with another provision which is required to be included in this Deed by, and is not subject to a contractual waiver under, the U.S. Trust Indenture Act of 1939, as amended, the required provision of that act shall prevail. [US COUNSEL TO CONFIRM]

29.    NOTICES AND DEMANDS

29.1   SERVICE OF NOTICES

       Any notices to be given pursuant to this Deed to any of the parties hereto shall be in writing and shall be sufficiently served if sent to the addresses given in Clause 29.2 (Addresses) by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post.

29.2   ADDRESSES

       The addresses referred to in this Clause 29 (Notices and Demands) are as follows: [ADDRESSES TO BE CONFIRMED]

       (a) in the case of Funding 2, to Permanent Funding (No. 2) Limited c/o Blackwell House, Guildhall Yard, London EC2V 5AE (facsimile number +44 (0) 20 7556 0975) for the attention of the Directors with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0) 20 7574 8784) for the attention of the Head of Capital Markets and Securitisation;

       (b) in the case of the Master Issuer, to Permanent Master Issuer PLC, Blackwell House, Guildhall Yard, London EC2V 5AE (facsimile number +44 (0) 20 7556 0975) for the attention of the Directors with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0) 20 7574 8784) for the attention of the Head of Capital Markets and Securitisation;

       (c) in the case of the Seller, to Halifax plc, Trinity Road, Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 1422 391299) for the attention of the Head of Mortgage Marketing and Securitisation;

       (d) in the case of the Cash Manager, to Halifax plc, Trinity Road, Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 1422 391 777) for the attention of the Mortgage Securitisation Manager with a copy to HBOS Treasury Services plc, 33 Old Broad Street,

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

               London EC2N 1HZ (facsimile number +44 (0) 20 7574 8784) for the attention of the Head of Capital Markets and Securitisation;

       (e) in the case of the Funding 2 Account Bank, to The Governor and Company of the Bank of Scotland, 116 Wellington Street, Leeds LS1 4LT (facsimile number +44 (0) 1132 155804) for the attention of the Associate Director with copies to: (i) Bank of Scotland plc, c/o Halifax plc, Bradford Business Centre, 28 Bank Street, Bradford BD1 1PT (facsimile number +44 (0) 1274 725290 for the attention of the Associate Director; (ii) Halifax plc, Trinity Road, Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 1422 391777) for the attention of Mortgage Securitisation Manager; and (iii) HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574 8784) for the attention of Head of Capital Markets and Securitisation;

       (f) in the case of the Funding 2 Swap Provider, to Halifax plc, Trinity Road, Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 1422 391 777) for the attention of the Mortgage Securitisation Manager with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44
               (0) 20 7574 8784) for the attention of the Head of Capital Markets and Securitisation;

       (g) in the case of the Funding 2 Corporate Services Provider, to Structured Finance Management Limited, Blackwell House, Guildhall Yard, London EC2V 5AE (facsimile number +44 (0) 20 7556 0975) for the attention of the Directors;

       (h) in the case of the Funding 2 GIC Provider, to Halifax plc, Trinity Road, Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 1422 391 777) for the attention of the Mortgage Securitisation Manager with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44
               (0) 20 7574 8784) for the attention of the Head of Capital Markets and Securitisation;

       (i) in the case of the Funding 2 Start-Up Loan Provider, to Halifax plc, Trinity Road, Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 1422 391 777) for the attention of the Mortgage Securitisation Manager with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44
               (0) 20 7574 8784) for the attention of the Head of Capital Markets and Securitisation;

       (j) in the case of the Security Trustee, to the Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile number + 44 (0)20 7964 6061 or + 44 (0)20 7964 6399, for the attention of Global Structured Finance - Corporate Trust);

       (k) in the case of Moody's, to Moody's Investor Services, 2 Minster Court, Mincing Lane, London EC3R 7XB (facsimile number +44 (0) 20 7772 5400) for the attention of Asset Backed Finance;

       (l) in the case of S&P, to Standard & Poor's, Garden House, 18 Finsbury Circus, London EC2M 7BP (facsimile number +44 (0) 20 7826 3598) for the attention of the Structured Finance Surveillance Group; and

       (m) in the case of Fitch, to Fitch Ratings Limited, Eldon House, 2 Eldon Street, London EC2M 7UA (facsimile number: +44 (0) 20 7417
               6262) for the attention of European Structured Finance,

       or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 29 (Notices and Demands).

30.    FURTHER PROVISIONS

30.1   EVIDENCE OF INDEBTEDNESS

       In any action, proceedings or claim relating to this Deed or the Security Interests contained in this Deed, a statement as to any amount due to any Funding 2 Secured Creditor or of the Funding 2 Secured Obligations or any part thereof or a statement of any amounts which have been notified to the Security Trustee as being amounts due to any Funding 2 Secured Creditor which is certified as being correct by an officer of the Security Trustee or an officer of the relevant Funding 2 Secured Creditor shall, save in the case of manifest error, be conclusive evidence that such amount is in fact due and payable.

30.2   RIGHTS CUMULATIVE, WAIVERS

       The respective rights of the Security Trustee, the Funding 2 Secured Creditors and any Receiver are cumulative, and may be exercised as often as they consider appropriate and are in addition to their respective rights under the general law. The respective rights of the Security Trustee, the Funding 2 Secured Creditors and any Receiver in relation to this Deed (whether arising under this Deed or under the general law) shall not be capable of being waived or varied otherwise than by express waiver or variation in writing and, in particular, any failure to exercise or any delay in exercising any such rights shall not operate as a variation or waiver of that or any other such right; any defective or partial exercise of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on their part or on their behalf shall in any way preclude them from exercising any such right or constitute a suspension or any variation of any such right.

30.3   INVALIDITY OF ANY PROVISION

       If any of the provisions of this Deed become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

30.4   LIABILITY

       All the liabilities and obligations of Funding 2 under or by virtue of this Deed shall not be impaired by:

       (a) any failure of this Deed to be legal, valid, binding and enforceable as regards Funding 2 whether as a result of a lack of corporate powers or of directors' authority, defective execution or for any other reason whatsoever;

       (b) any giving of time, forbearance, indulgence or waiver as regards Funding 2;

       (c)     a discharge or release of Funding 2; or

       (d) any other matter or event whatsoever whether similar to the foregoing or not which might have the effect of impairing all or any of its liabilities or obligations except proper and valid payment or discharge of all Funding 2 Secured Obligations and amounts whatsoever which this Deed provides are to be paid by Funding 2 or an absolute discharge or release of Funding 2 signed by the Funding 2 Secured Creditors and the Security Trustee.

30.5   SEVERABILITY

       Any provision of this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Funding 2 hereby waives any provision of law but only to the extent permitted by law which renders any provision of this Deed prohibited or unenforceable in any respect.

30.6   VARIATION

       No variation of any provision(s) of this Deed shall be effective unless it is in writing and signed by (or by a person duly authorised by) each of the parties hereto.

30.7   COUNTERPARTS

       This Deed may be executed in any number of counterparts (including facsimile counterparts) each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument provided, however, that this Deed shall have no force or effect until it is executed by the last party to execute the same and shall be deemed to have been executed and delivered in the place where such last party executed this Deed.

30.8   FUNDING 2 SECURED CREDITORS

       Each Funding 2 Secured Creditor shall be bound by the provisions of this Deed as if it contained covenants by each Funding 2 Secured Creditor in favour of the Security Trustee and every other Funding 2 Secured Creditor to observe and be bound by all the provisions of this Deed expressed to apply to Funding 2 Secured Creditors.

30.9   ASSIGNMENT

       Neither Funding 2 nor any of the Funding 2 Secured Creditors may assign, encumber or transfer all or any part of its rights or benefits and/or transfer its obligations under this Deed without the prior written consent of the Security Trustee, save that the Master Issuer may assign its rights under this Deed without such consent to the Security Trustee under the Master Issuer Deed of Charge.

30.10  EXCLUSION OF THIRD PARTY RIGHTS

       The parties to this Deed do not intend that any term of this Deed should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed.

30.11  SUBMISSION TO JURISDICTION

       Each party to this Deed hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Deed, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Deed hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

30.12  GOVERNING LAW

       This Deed is governed by and shall be construed in accordance with English law.

DULY EXECUTED AND DELIVERED AS A DEED by each of the parties hereto or on its behalf on the date appearing on page 1.

                                  SCHEDULE 1

                      FORM OF SECURITY POWER OF ATTORNEY

THIS POWER OF ATTORNEY is made on [*] 2006 by Permanent Funding (No. 2) Limited (registered number [*]), a private limited company incorporated in England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the PRINCIPAL).

WHEREAS

(1) By virtue of a Deed (the FUNDING 2 DEED OF CHARGE) dated [*] 2006 between, among others, Permanent Funding (No. 2) Limited, the Seller, the Cash Manager, the Funding 2 Account Bank, the Funding 2 Swap Provider, the Funding 2 GIC Provider, the Funding 2 Corporate Services Provider, the Funding 2 Start Up Loan Provider and the Security Trustee, provision was made for the execution by the Principal of this Power of Attorney.

(2) Words and phrases in this Power of Attorney shall (save where expressed to the contrary) have the same meanings respectively as the words and phrases in the Funding 2 Deed of Charge.

NOW THIS POWER OF ATTORNEY WITNESSETH

1. The Principal hereby irrevocably and by way of security for the performance of the covenants, conditions, obligations and undertakings on the part of the Principal contained in the Funding 2 Deed of Charge (and the other Transaction Documents to which the Principal is a party from time to time) appoints The Bank of New York and any other person or persons for the time being the Security Trustee or Security Trustees of and under the Funding 2 Deed of Charge (the ATTORNEY) and any receiver including any administrative receiver and any manager (the RECEIVER) and/or administrator (the ADMINISTRATOR) appointed from time to time by the Attorney or on its behalf its true and lawful attorney for and in the Principal's name or otherwise jointly and severally to do any act matter or thing which the Attorney, Receiver or Administrator considers in each case to be necessary for the protection or preservation of the Attorney's and the Funding 2 Secured Creditors' interests and rights (as described in the Funding 2 Deed of Charge) in and to the Funding 2 Charged Property or which ought to be done under the covenants, undertakings and provisions contained in the Funding 2 Deed of Charge and the other Transaction Documents to which Funding 2 is a party from time to time on or at any time after the service of a Master Intercompany Loan Acceleration Notice or in any other circumstances where the Attorney has become entitled to take any of the steps referred to in the Funding 2 Deed of Charge including (without limitation) any or all of the following:

       (a) to do every act or thing which the Attorney, Receiver or Administrator may deem to be necessary, proper or expedient for fully and effectually vesting, transferring or assigning the Funding 2 Charged Property or any part thereof and/or the Principal's estate, right, title, benefit and/or interest therein or thereto in or to the Attorney and its successors in title or other person or persons entitled to the benefit thereof in the same manner and as fully and effectually, vesting, transferring or charging, as the case may be, in all respects as the Principal could have done;

       (b) the power by writing under its hand by an officer of the Attorney (including every Receiver appointed under the Funding 2 Deed of Charge) from time to time to appoint a substitute attorney (each a SUBSTITUTE) who shall have power to act on behalf of the Principal as if that Substitute shall have been originally appointed Attorney by this Power of Attorney and/or to revoke any such appointment at any time without assigning any reason therefor.

2. In favour of the Attorney, any Receiver and/or Administrator and/or Substitute, or a person dealing with any of them and the successors and assigns of such a person, all acts properly done and documents executed or signed by the Attorney, a Receiver, an Administrator or a Substitute in the purported exercise of any power conferred by this Power of Attorney shall for all purposes be valid and binding on the Principal and its successors and assigns.

3. The Principal irrevocably and unconditionally undertakes to indemnify the Attorney and each Receiver and/or Administrator and/or Substitute appointed from time to time by the Attorney and their respective estates (each an INDEMNIFIED PARTY) against all actions, proceedings, claims, costs, expenses and liabilities of every description arising from the exercise, or the purported exercise, of any of the powers conferred by this Power of Attorney, save where the same arises as the result of the fraud, negligence or wilful default of the relevant Indemnified Party or its officers or employees.

4. The provisions of Clause 3 (Funding 2 Security) shall continue in force after the revocation or termination, howsoever arising, of this Power of Attorney.

5. The laws of England and Wales shall apply to this Power of Attorney and the interpretation thereof and to all acts of the Attorney and each Receiver and/or Administrator and/or Substitute carried out or purported to be carried out under the terms hereof.

6. The Principal hereby agrees at all times hereafter to ratify and confirm whatsoever the said Attorney or its attorney or attorneys or any Receiver or Administrator or Substitute shall properly and lawfully do or cause to be done in and concerning the Funding 2 Charged Property.

IN WITNESS whereof this Power of Attorney has been executed as a deed by the Principal the day and year first before written.

EXECUTED as a DEED by                       Director
PERMANENT FUNDING (NO. 2) LIMITED           )
in the presence of:                         Director/Secretary

Signature:

Name:

Address:

                                  SCHEDULE 2

                         FORM OF ACCESSION UNDERTAKING

THIS DEED is made on [       ]

BETWEEN

(1) PERMANENT FUNDING (NO. 2) LIMITED (registered number [*]), a private limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (FUNDING 2);

(2) PERMANENT MASTER ISSUER PLC (registered number [*]), a public limited company incorporated in England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the MASTER ISSUER);

(3) THE BANK OF NEW YORK, a New York banking corporation acting through its offices at 48th Floor, One Canada Square, London E14 5AL (the SECURITY TRUSTEE);

(4) HALIFAX PLC (registered number 2367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG acting in its capacity as CASH MANAGER;

(5) HALIFAX PLC (registered number 2367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG acting in its capacity as FUNDING 2 ACCOUNT BANK;

(6) HALIFAX PLC (registered number 2367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG acting in its capacity as FUNDING 2 GIC PROVIDER;

(7) HALIFAX PLC (registered number 2367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG acting in its capacity as FUNDING 2 SWAP PROVIDER;

(8) HALIFAX PLC (registered number 2367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG acting in its capacity as FUNDING 2 START-UP LOAN PROVIDER;

(9) STRUCTURED FINANCE MANAGEMENT LIMITED (registered number 3853947), a private limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE acting in its capacity as FUNDING 2 CORPORATE SERVICES PROVIDER;

(10)   [Any other additional secured creditor of Funding 2.]

(11)   [        ] (the NEW FUNDING 2 SECURED CREDITOR).

NOW THIS DEED WITNESSES AS FOLLOWS

WHEREAS

(A)    Pursuant to the terms of a [describe agreement] (the AGREEMENT) dated
       [ ] made between Funding 2 and the New Funding 2 Secured Creditor, Funding 2 has agreed to [describe nature of the obligations of Funding 2 under the Agreement].

(J) Funding 2 has agreed to provide the Security Trustee with the benefit of the security described in the Funding 2 Deed of Charge to secure Funding 2's obligations to the Funding 2 Secured Creditors.

(K) The terms of the Funding 2 Deed of Charge permit Funding 2 to secure its obligations to a New Funding 2 Secured Creditor thereunder.

(L) The New Funding 2 Secured Creditor has agreed to enter into this Deed to accede to the provisions of the Funding 2 Deed of Charge.

(M) The Funding 2 Secured Creditors have agreed to enter into this Deed to, among other things, acknowledge and agree to such accession and to permit any consequential changes to the Funding 2 Priority of Payments set out in Part 1 Part 2 and Part 3 of Schedule 3 of the Funding 2 Deed of Charge as are required and any other amendment as may be required to give effect to this Accession Undertaking.

1.     INTERPRETATION

       The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated [*] 2006 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in clause 2 of the Master Definitions and Construction Schedule.

2.     REPRESENTATIONS AND WARRANTIES

       The New Funding 2 Secured Creditor hereby represents and warrants to the Security Trustee and each of the Funding 2 Secured Creditors in respect of itself that as of the date of this Deed:

       (a) pursuant to the terms of the Agreement, Funding 2 has agreed to pay to the New Funding 2 Secured Creditor the amount (if any) [describe in relation to the Agreement]; and

       (b) the Agreement expressly provides that all amounts due from Funding 2 thereunder are to be secured by the Funding 2 Deed of Charge.

3.     ACCESSION

       In consideration of the New Funding 2 Secured Creditor being accepted as a Funding 2 Secured Creditor for the purposes of the Funding 2 Deed of Charge by the parties thereto as from the date of this Deed, the New Funding 2 Secured Creditor:

       (a) confirms that as from [date], it intends to be a party to the Funding 2 Deed of Charge as a Funding 2 Secured Creditor;

       (b) undertakes to comply with and be bound by all of the provisions of the Master Definitions and Construction Schedule (as the same may be amended, varied or restated from time to time) and the Funding 2 Deed of Charge in its capacity as a Funding 2 Secured Creditor, as if it had been an original party thereto;

       (c) undertakes to perform comply with and be bound by all of the provisions of the Funding 2 Deed of Charge in its capacity as a Funding 2 Secured Creditor, as if it had been an original party thereto as provided in Clause 30.8 (Funding 2 Secured Creditors) (including without limitation Clauses 8.12 (Priorities of Payment - After Service of a Master Intercompany Loan Acceleration Notice), 8.13 (Application of Monies Received After Master Intercompany Loan Acceleration Notice) and 9.2 (No Enforcement by Funding 2 Secured Creditors)); and

       (d) agrees that the Security Trustee shall be the Security Trustee of the Funding 2 Deed of Charge for all Funding 2 Secured Creditors upon and subject to the terms set out in the Funding 2 Deed of Charge.

4.     SCOPE OF THE FUNDING 2 DEED OF CHARGE

       Funding 2, the New Funding 2 Secured Creditor and the Security Trustee hereby agree that for relevant purposes under the Funding 2 Deed of Charge and the Master Definitions and Construction Schedule:

       (a)     the Agreement shall be treated as a Funding 2 Agreement; and

       (b) the New Funding 2 Secured Creditor shall be treated as an Funding 2 Secured Creditor.

5.     AMENDMENT TO THE FUNDING 2 PRIORITY OF PAYMENTS

       The Funding 2 Secured Creditors agree to amend and restate the Funding 2 Priority of Payments set out in Part 1 and Part 2 of Schedule 3 of the Funding 2 Deed of Charge in accordance with Appendix 1 hereto.

6.     APPLICATION

       Prior to and following enforcement of the Funding 2 Security all amounts at any time held by Funding 2, the Cash Manager or the Security Trustee in respect of the security created under this Deed shall be held and/or applied by such person subject to and in accordance with the relevant provisions of the Funding 2 Deed of Charge.

7.     NOTICES AND DEMANDS

       Any notice or communication under or in connection with this Deed, the Funding 2 Deed of Charge or the Master Definitions Schedule shall be given in the manner and at the times set out in Clause 29 (Notices and Demands) of the Funding 2 Deed of Charge to the addresses given in this Clause or at such other address as the recipient may have notified to the other parties hereto and/or thereto in writing.

       The address referred to in this Clause 7 for the New Funding 2 Secured Creditor is:

[     ]

       For the attention of:                  [     ]

       Telephone:                             [     ]

       Facsimile:                             [     ]

       or such other address and/or numbers as the New Issuer may notify to the parties to the Funding 2 Deed of Charge in accordance with the provisions thereof.

8.     CHOICE OF LAW

       This Deed is governed by and shall be construed in accordance with English law.

DULY EXECUTED AND DELIVERED AS A DEED by each of the parties hereto or on its behalf on the date appearing on page 1.

NEW FUNDING 2 SECURED CREDITOR

EXECUTED as a DEED by                            )
[         ]                                      )
acting by two                                    )
directors/a director and the secretary           )

Director

Director/Secretary

FUNDING 2

EXECUTED as a DEED by                            )
PERMANENT FUNDING (NO. 2)                        )
LIMITED acting by two                            )
directors/a director and the secretary           )

Director

Director/Secretary

MASTER ISSUER

EXECUTED as a DEED by                            )
PERMANENT MASTER ISSUER                          )
PLC acting by two                                )
directors/a director and the secretary           )

Director

Director/Secretary

SELLER

EXECUTED as a DEED by                            )
HALIFAX plc                                      )
IN ITS CAPACITY AS SELLER                        )
acting by its attorney                           )
in the presence of                               )

Witness:

Name:

Address:

CASH MANAGER

EXECUTED as a DEED by                            )
HALIFAX plc                                      )
IN ITS CAPACITY AS CASH MANAGER                  )
acting by its attorney                           )
in the presence of                               )

Witness:

Name:

Address:

FUNDING 2 ACCOUNT BANK

EXECUTED as a DEED by                            )
THE GOVERNOR AND COMPANY OF                      )
THE BANK OF SCOTLAND                             )
in its capacity as Funding 2 Account Bank        )
acting by two directors/a director               )
and the secretary                                )

Director

Director/Secretary

FUNDING 2 SWAP PROVIDER

EXECUTED as a DEED by                            )
HALIFAX plc                                      )
in its capacity as Funding 2 Swap Provider       )
acting by its attorney                           )
in the presence of )

Witness:

Name:

Address:

FUNDING 2 GIC PROVIDER

EXECUTED as a DEED by                            )
HALIFAX plc                                      )
IN ITS CAPACITY AS FUNDING 2 GIC PROVIDER        )
acting by its attorney                           )
in the presence of                               )

Witness:

Name:

Address:

FUNDING 2 CORPORATE SERVICES PROVIDER

EXECUTED as a DEED by                            )
STRUCTURED FINANCE                               )
MANAGEMENT LIMITED                               )
acting by two Directors/a director               )
and the secretary                                )

Director

Director/Secretary

FUNDING 2 START-UP LOAN PROVIDER

EXECUTED as a DEED by                            )
HALIFAX plc                                      )
IN ITS CAPACITY AS FIRST START-UP                )
LOAN PROVIDER                                    )
acting by its attorney                           )
in the presence of                               )

Witness:

Name:

Address:

SECURITY TRUSTEE

EXECUTED as a DEED by                            )
THE BANK OF NEW YORK                             )
acting by its authorised signatory               )

Authorised Signatory:

                                  SCHEDULE 3

                        FUNDING 2 PRIORITY OF PAYMENTS

                                    PART 1

            FUNDING 2 PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS

1.     CALCULATION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS

1.1 On the day falling four London Business Days prior to each Funding 2 Interest Payment Date, the Cash Manager will calculate the amount of Funding 2 Available Revenue Receipts that available to be applied on the next Funding 2 Interest Payment Date in accordance with the Funding 2 Pre-Enforcement Revenue Priority of Payments.

1.2 Subject to paragraph 1.3 below, if there would be insufficient Funding 2 Available Revenue Receipts to meet Funding 2's obligations on the next Funding 2 Interest Payment Date under the Funding 2 Pre-Enforcement Revenue Priority of Payments, then Funding 2 (or the Cash Manager on its behalf) shall pay or provide for that deficit by applying amounts then standing to the credit of (i) the Funding 2 Principal Ledger, if any, and (ii) any amounts standing to the credit of the Funding 2 Cash Accumulation Ledger after deducting the amounts standing to the credit of the Funding 2 Principal Ledger (if any) from such ledger, and the Cash Manager shall make a corresponding entry in the relevant Funding 2 Principal Deficiency Ledger.

1.3 Funding 2 Principal Receipts may not be used to pay interest on any Loan Tranche if and to the extent that would result in a deficiency being recorded or an existing deficiency being increased, on a Funding 2 Principal Deficiency Sub-Ledger relating to a higher ranking Loan Tranche.

2. DISTRIBUTION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS PRIOR TO THE SERVICE OF A MASTER INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 2

2.1 This section sets out the order of priority of payments of Funding 2 Available Revenue Receipts as at the Programme Date.

2.2 Except for (i) amounts due to third parties by the Master Issuer and/or Funding 2 under paragraph (a) or amounts due to the Account Bank, or the Master Issuer Account Bank, which shall be paid when due on each Funding 2 Interest Payment Date prior to the service of a Master Intercompany Loan Acceleration Notice, the Cash Manager will apply (iii) the Funding 2 Available Revenue Receipts for such date and (iv) if Funding 2 Available Revenue Receipts for such date are insufficient to pay items
       (a) to (d), (f), (h), (j), and (l) below amounts standing to the credit of the Funding 2 Principal Ledger the Funding 2 Cash Accumulation Ledger, in the following order of priority (being the FUNDING 2 PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS):

       (a) without priority among them, but in proportion to the respective amounts due, to pay amounts due to:

               (i) the Funding 2 Security Trustee (together with interest and any amount in respect of VAT on those amounts) and to provide for any amounts due or to become due in the immediately following Funding 2 Interest Period to the Funding 2 Security Trustee under the Funding 2 Deed of Charge;

               (ii) to pay amounts due to the Issuer in respect of the Issuer's obligations specified in items (a) to (c) inclusive of the Issuer Pre-Enforcement Revenue Priority of

                       Payments or, as the case may be, items (a) and (b) of the Issuing Post-Enforcement Priority of Payments; and

               (iii) any third party creditors of Funding 2 (other than those referred to later in this paragraph 2.2, which amounts have been incurred without breach by Funding 2 of the Transaction Documents to which it is a party and to provide for any of these amounts expected to become due and payable in the immediately following Funding 2 Interest Period by Funding 2 and to pay or discharge any liability of Funding 2 for corporation tax on any chargeable income or gain of Funding 2;

       (b) without priority among them but in proportion to the respective amounts due, towards payment of amounts (if any) by Funding 2 to the Corporate Services Provider under the Corporate Services Agreement and to the PECOH Corporate Services Provider under the PECOH Corporate Services Agreement;

       (c) towards payment of amounts (if any) due to the Funding 2 Swap Provider under the Funding 2 Swap Agreement (including termination payments but excluding any Funding 2 Swap Excluded Termination Amount;

       (d) without priority among them, but in proportion to the respective amounts due, towards payments of interest due and payable on the AAA Loan Tranches;

               towards a credit to the Funding 2 AAA Principal Deficiency Sub-Ledger in an amount sufficient to eliminate any debit on that ledger;

       (e) without priority among them, but in proportion to the respective amounts due, towards payments of interest due and payable on the AA Loan Tranches;

       (f) towards a credit to the Funding 2 AA Principal Deficiency Sub-Ledger in an amount sufficient to eliminate any debit on that ledger;

       (g) without priority among them, but in proportion to the respective amounts due, towards payments of interest due and payable on the A Loan Tranches;

       (h) towards a credit to the Funding 2 A Principal Deficiency Sub-Ledger in an amount sufficient to eliminate any debit on that ledger;

       (i) without priority among them, but in proportion to the respective amounts due, towards payments of interest due and payable on the BBB Loan Tranches;

       (j) towards a credit to the Funding 2 BBB Principal Deficiency Sub-Ledger in an amount sufficient to eliminate any debit on that ledger;

       (k) without priority among them, but in proportion to the respective amounts due, towards payments of interest due and payable on the BB Loan Tranches;

       (l) towards a credit to the Funding 2 BB Principal Deficiency Sub-Ledger in an amount sufficient to eliminate any debit on that ledger;

       (m) towards payment of any amounts due to the Master Issuer in respect of the Master Issuer's obligations (if any) to make a termination payment to an Master Issuer Swap Provider (but excluding any payment due to a Master Issuer Swap Provider as a result of the [Master Issuer Swap Provider Default]);

       (n) towards a credit to the Funding 2 General Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Reserve Required Amount, taking into account any net replenishment of the Funding 2 General Reserve Fund on that Funding 2 Interest Payment Date from the Funding 2 Available Principal Receipts;

       (o) if the Liquidity Reserve Fund Rating Event has occurred and is continuing, towards a credit to the Funding 2 Liquidity Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Liquidity Reserve Fund Required Amount, taking into account any net replenishment of the Funding 2 Liquidity Reserve Fund on that Funding 2 Interest Payment Date from the Funding 2 Available Principal Receipts;

       (p) without priority among them but in proportion to the respective amounts due, to pay (without double counting):

               (i) the Master Issuer in respect of the Master Issuer's obligations to make any termination paymentto a Master Issuer Swap Provider as a result of the Master Issuer Swap Provider Default;

              (ii) the Master Issuer in respect of any other amounts due and payable under the Master Issuer Intercompany Loan Agreement and not otherwise provided for in this order of priorities; and

               (i) after the occurrence of the Funding 2 Swap Provider Default or the Funding 2 Swap Provider Downgrade Termination Event, any TERMINATION AMOUNT due and payable to Funding 2 Swap Provider by Funding 2 under the Funding 2 Swap Agreement;

       (q) without priority among them but in proportion to the amounts then due, towards payment of amounts to the Start-Up Loan Provider under each Start-Up Loan Agreement.

       (r) towards payment to Funding 2 of an amount equal to 0.01 per cent. of the Funding 2 Available Revenue Receipts;

       (s)     towards payment to the Seller of any [Deferred Consideration];
               and

       (t)     the balance (if any) to Funding 2.

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                                    PART 2

                  FUNDING 2 PRINCIPAL PRIORITIES OF PAYMENTS

1.    DUE AND PAYABLE DATES OF LOAN TRANCHE

1.1    A Loan Tranche shall become DUE AND PAYABLE on the earlier to occur of:

       (a) any date specified in relation to such Loan Tranche in the applicable Loan Tranche Supplement;

       (b)     the date upon which a Trigger Event occurs;

       (c) the date upon the Security Trustee serves a Note Acceleration Notice on the Master Issuer; and

       (d) the date upon the Security Trustee serves a Master Intercompany Loan Acceleration Notice on Funding 2.

1.2 If there are insufficient Funding 2 Available Principal Receipts available to repay a Loan Tranche when that Loan Tranche is due and payable (either in full or up to its Scheduled Amortisation Amount), then the shortfall will be repaid on subsequent Funding 2 Interest Payment Dates from Funding 2 Available Principal Receipts until that Loan Tranche is fully repaid or, as applicable, the Scheduled Amortisation Amount is fully repaid.

2. REPAYMENT OF LOAN TRANCHES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 2 OF A MASTER INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON THE MASTER ISSUER OF A NOTE ACCELERATION NOTICE

2.1 On each Funding 2 Interest Payment date prior to the occurrence of a Trigger Event or the service on Funding 2 of a Master Intercompany Loan Acceleration Notice or the service on the Master Issuer of a Note Acceleration Notice, the Cash Manager shall apply Funding 2 Available Principal Receipts in the following priority:

       (A) to the extent only that monies have been drawn from the Funding 2 General Reserve Fund to make Funding 2 Reserve Principal Payments, towards a credit to the Funding 2 General Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Reserve Required Amount;

       (B) if a Liquidity Reserve Fund Rating Event has occurred and is continuing, (i) to the extent only that monies have been drawn from the Funding 2 Liquidity Reserve Fund in order to make Funding 2 Liquidity Reserve Principal Payments or (ii) to the extent that the Funding 2 Liquidity Reserve Fund has not been fully funded, towards a credit to the Funding 2 Liquidity Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Liquidity Reserve Fund Required Amount;

       (C) in order of their Final Repayment Dates, beginning with the earliest such date (and, if two or more AAA Loan Tranches have the same Final Repayment Date, in proportion to the respective amounts due) to repay the principal amounts due (if any) on such Funding 2 Interest Payment Date on the AAA Loan Tranches, in each case subject to Rules (1) and (2) below;

       (D) in no order of priority among them, but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such Funding 2 Interest Payment Date on the AA Loan Tranches, in each case subject to Rules (1) and (2) below;

       (E) in no order of priority among them, but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such Funding 2 Interest Payment Date on the A Loan Tranches, in each case subject to Rules (1) and (2) below;

       (F) in no order of priority among them, but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such Funding 2 Interest Payment Date on the BBB Loan Tranches, in each case subject to Rules (1) and (2) below;

       (G) in no order of priority among them, but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such Funding 2 Interest Payment Date on the BB Loan Tranches, in each case subject to Rules (1) and (2) below;

       (H) towards a credit to the Funding 2 Cash Accumulation Ledger until the balance is equal to Funding 2's Cash Accumulation Liability (as calculated after any payments are made at item (C) of this priority of payments); and

       (I)     the remainder to be credited to the Funding 2 Principal Ledger.

In the applicable circumstances, the following Rules apply in determining the amounts to be paid under items (C), (D), (E), (F) and (G) of the priority of payments set out above and below:

RULE (1) -REPAYMENT DEFERRALS

(A)    If on a Funding 2 Interest Payment Date:

(1) there is a debit balance on the BB Principal Deficiency Sub-Ledger, the BBB Principal Deficiency Sub-Ledger, the A Principal Deficiency Sub-Ledger or the AA Principal Deficiency Sub-Ledger, after application of the Funding 2 Available Revenue Receipts on that Funding 2 Interest Payment Date; or

(2) the Adjusted Funding 2 General Reserve Fund Level is less than the Funding 2 General Reserve Fund Threshold; or

(3) the aggregate Outstanding Principal Balance of Loans in the Mortgages Trust, in respect of which the aggregate amount in arrears is more than three times the Monthly Payment then due, is more than [5] per cent. of the aggregate Outstanding Principal Balance of Loans in the Mortgages Trust,

       then until the relevant circumstance as described in sub-paragraphs (1),
       (2) or (3) above has been cured or otherwise ceases to exist, if:

       (a) any AAA Loan Tranche (whether or not such AAA Loan Tranche is then due and payable) remains outstanding after making the payments under item (C) of the above priority of payments, then the AA Loan Tranches will not be entitled to principal repayments under item (D) of the above priority of payments;

       (b) any AAA Loan Tranche or any AA Loan Tranche (whether or not such AAA Loan Tranche or AA Loan Tranche is then due and payable) remains outstanding after making the payments under items (C) and/or (D) of the above priority of payments, then the A Loan Tranches will not be entitled to principal repayments under item
               (E) of the priority of payments set out above;

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

       (c) any AAA Loan Tranche, any AA Loan Tranche or any A Loan Tranche (whether or not such AAA Loan Tranche, AA Loan Tranche or A Loan Tranche is then due and payable) remains outstanding after making the payments under items (C), (D) and/or (E) of the above priority of payments, then the BBB Loan Tranches will not be entitled to principal repayments under item (F) of the priority of payments set out above; and/or

       (d) any AAA Loan Tranche, any AA Loan Tranche, any A Loan Tranche or any BBB Loan Tranche (whether or not such AAA Loan Tranche, AA Loan Tranche, A Loan Tranche or BBB Loan Tranche is then due and payable) remains outstanding after making the payments under items (C), (D), (E) and/or (F) of the above priority of payments, then the BB Loan Tranches will not be entitled to principal repayments under item (G) of the priority of payments set out above.

(B)    If on a Funding 2 Interest Payment Date:

(1) one or more Bullet Loan Tranches are within a Cash Accumulation Period at that time; and

(2)    either:

       (a)     the Quarterly CPR is less than [10] per cent.; or

       (b)     both:

               (i) the Quarterly CPR is equal to or greater than [10] per cent., but less than [15] per cent., and

               (ii)    the Annualised CPR is less than [10] per cent.;

then on or before their Step-Up Dates, the Scheduled Amortisation Loan Tranches will be entitled to principal repayments under items (C), (D), (E), (F) and (G) of the priority of payments set out above only to the extent permitted under the Scheduled Amortisation Repayment Restrictions.

(C)    If on a Funding 2 Interest Payment Date:

(1) one or more Bullet Loan Tranches and/or Scheduled Amortisation Instalments are within a Cash Accumulation Period at that time;

(2)    the Quarterly CPR is less than [15] per cent.; and

(3)    there is a Cash Accumulation Shortfall at that time,

then, on or before their Step-Up Dates, the Original Pass-Through Loan Tranches will be entitled to principal repayments under items (C), (D), (E), (F) and (G) of the priority of payments above only to the extent permitted under the Pass-Through Repayment Restrictions.

RULE (2) - REPAYMENT OF PAYABLE PASS-THROUGH LOAN TRANCHES AFTER A STEP-UP DATE

Following the occurrence of the Step-Up Date under a Loan Tranche (LOAN TRANCHE
A) and provided that the Funding 2 Share of the Trust Property is greater than zero, the aggregate amount repaid on a Funding 2 Interest Payment Date in relation to Loan Tranches (other than Bullet Loan Tranches or Scheduled Amortisation Instalments) under that Loan Tranche A under items (C), (D), (E),
(F) and (G) of the priority of payments set out above shall be limited to an amount calculated as follows:

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

                              Outstanding Principal Balance of Loan Tranche A
Funding 2 Principal Funds  x --------------------------------------------------
                                 Aggregate Outstanding Principal
                                  Balance of all Loan Tranches

where FUNDING 2 PRINCIPAL FUNDS means in respect of any Funding 2 Interest Payment Date the sum of:

(A) the aggregate of the following amount for each Calculation Period which has ended in the period from the previous Funding 2 Interest Payment Date to the most recent Normal Calculation Date, such amount being the product of:

       (1) the Funding 2 Share Percentage as calculated at the start of the relevant Calculation Period; and

       (2) the aggregate amount of Principal Receipts received by the Mortgages Trustee in the relevant Calculation Period;

(B) the amount credited to the Funding 2 Principal Deficiency Ledger on the relevant Funding 2 Interest Payment Date; and

(C) the amount, if any, credited to the Funding 2 Principal Ledger pursuant to item (I) of the above Funding 2 Pre-Enforcement Principal Priority Of Payments on the immediately preceding Funding 2 Interest Payment Date.

ALLOCATIONS INVOLVING RULE (2)

Where Rule (2) applies at a level of any priority of payments, the funds available for making payments at that level shall first be allocated without reference to Rule (2). However, if the amount so allocated to one or more Loan Tranches exceeds the amount permitted under Rule (2) to be paid in respect of those Loan Tranches (the CAPPED LOAN TRANCHES), the excess shall then be reallocated among any other relevant Loan Tranches at that level using the method of allocation as applies at that level but without reference to the Capped Loan Tranches in calculating such reallocation. If a further such excess arises as a result of the reallocation process, the reallocation process shall be repeated at that level in relation to each such further excess that arises until no further funds can be allocated at that level following which the remaining excess shall then be applied at the next level of that priority of payments.

3. REPAYMENT OF LOAN TRANCHES FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 2 OF MASTER INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON THE MASTER ISSUER OF A NOTE ACCELERATION NOTICE.

Following the occurrence of a Non-Asset Trigger Event (where no Asset Trigger Event has occurred) under the Mortgages Trust Deed but prior to the service on Funding 2 of a Master Intercompany Loan Acceleration Notice or the service on the Master Issuer of a Note Acceleration Notice, the Bullet Loan Tranches and the Scheduled Amortisation Loan Tranches will be deemed to be Pass-Through Loan Tranches and on each Funding 2 Interest Payment Date Funding 2 will be required to apply Funding 2 Available Principal Receipts in the following priority:

(A) to the extent only that monies have been drawn from the Funding 2 General Reserve Fund to make Funding 2 Reserve Principal Payments, towards a credit to the Funding 2 General Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Reserve Required Amount;

(B)    if a Liquidity Reserve Fund Rating Event has occurred and is continuing,
       (i) to the extent only that monies have been drawn from the Funding 2 Liquidity Reserve Fund in order to make Funding 2 Liquidity Reserve Principal Payments or (ii) to the extent that the Funding 2 Liquidity Reserve Fund has not been fully funded, towards a credit to the Funding 2 Liquidity Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Liquidity Reserve Fund Required Amount;

(C) in order of their Final Repayment Dates, beginning with the earliest such date (and if two or more AAA Loan Tranches have the same final repayment date, in proportion to the respective amounts due) to repay the AAA Loan Tranches until the AAA Loan Tranches are fully repaid;

(D) in order of their Final Repayment Dates, beginning with the earliest such date (and if two or more AA Loan Tranches have the same final repayment date, in proportion to the respective amounts due) to repay the AA Loan Tranches until the AA Loan Tranches are fully repaid;

(E) in order of their Final Repayment Dates, beginning with the earliest such date (and if two or more A Loan Tranches have the same Final Repayment Date, in proportion to the respective amounts due) to repay the A Loan Tranches until the A Loan Tranches are fully repaid;

(F) in order of their Final Repayment Dates, beginning with the earliest such date (and if two or more BBB Loan Tranches have the same Final Repayment Date, in proportion to the respective amounts due) to repay the BBB Loan Tranches until the BBB Loan Tranches are fully repaid; and

(G) in order of their Final Repayment Dates, beginning with the earliest such date (and if two or more BB Loan Tranches have the same Final Repayment Date, in proportion to the respective amounts due) to repay the BB Loan Tranches until the BB Loan Tranches are fully repaid.

4. REPAYMENT OF LOAN TRANCHES FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 2 OF A MASTER INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON THE MASTER ISSUER OF A NOTE ACCELERATION NOTICE

Following the occurrence of an Asset Trigger Event (whether or not a Non-Asset Trigger Event occurs or has occurred) but prior to the service on Funding 2 of a Master Intercompany Loan Acceleration Notice or the service on the Master Issuer of a Note Acceleration Notice, the Bullet Loan Tranches and the Scheduled Amortisation Loan Tranches will be deemed to be Pass-Through Loan Tranches and on each Funding 2 Interest Payment Date Funding 2 will be required to apply Funding 2 Available Principal Receipts in the following priority:

(A) to the extent only that monies have been drawn from the Funding 2 General Reserve Fund to make Funding 2 Reserve Principal Payments, towards a credit to the Funding 2 General Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Reserve Required Amount;

(B)    if a Liquidity Reserve Fund Rating Event has occurred and is continuing,
       (i) to the extent only that monies have been drawn from the Funding 2 Liquidity Reserve Fund in order to make Funding 2 Liquidity Reserve Principal Payments or (ii) to the extent that the Funding 2 Liquidity Reserve Fund has not been fully funded, towards a credit to the Funding 2 Liquidity Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Liquidity Reserve Fund Required Amount;

(C) without priority among them, but in proportion to the amounts due, to repay the AAA Loan Tranches until the AAA Loan Tranches are fully repaid;

(D) without priority among them, but in proportion to the amounts due, to repay the AA Loan Tranches until the AA Loan Tranches are fully repaid;

(E) without priority among them, but in proportion to the amounts due, to repay the A Loan Tranches until the A Loan Tranches are fully repaid;

(F) without priority among them, but in proportion to the amounts due, to repay the BBB Loan Tranches until the BBB Loan Tranches are fully repaid; and

(G) without priority among them, but in proportion to the amounts due, to repay the BB Loan Tranches until the BB Loan Tranches are fully repaid.

5. REPAYMENT OF LOAN TRANCHES AFTER ACCELERATION OF THE NOTES BUT PRIOR TO MASTER INTERCOMPANY LOAN ACCELERATION

If a Note Acceleration Notice is served on the Master Issuer, then that will not result in automatic enforcement of the Funding 2 Security under the Funding 2 Deed Of Charge. In those circumstances, however, the Bullet Loan Tranches and any Scheduled Amortisation Loan Tranches will be deemed to be Pass-Through Loan Tranches and on each Funding 2 Interest Payment Date Funding 2 will be required to apply Funding 2 Available Principal Receipts in the following priority:

(A) to the extent only that monies have been drawn from the Funding 2 General Reserve Fund to make Funding 2 Reserve Principal Payments, towards a credit to the Funding 2 General Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Reserve Required Amount;

(B)    if a Liquidity Reserve Fund Rating Event has occurred and is continuing,
       (i) to the extent only that monies have been drawn from the Funding 2 Liquidity Reserve Fund in order to make the Funding 2 Liquidity Reserve Principal Payments or (ii) to the extent that the Funding 2 Liquidity Reserve Fund has not been fully funded, towards a credit to the Funding 2 Liquidity Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Liquidity Reserve Fund Required Amount;

(C) without priority among them, but in proportion to the amounts due, to repay the AAA Loan Tranches until the AAA Loan Tranches are fully repaid;

(D) without priority among them, but in proportion to the amounts due, to repay the AA Loan Tranches until the AA Loan Tranches are fully repaid;

(E) without priority among them, but in proportion to the amounts due, to repay the A Loan Tranches until the A Loan Tranches are fully repaid;

(F) without priority among them, but in proportion to the amounts due, to repay the BBB Loan Tranches until the BBB Loan Tranches are fully repaid; and

(G) without priority among them, but in proportion to the amounts due, to repay the BB Loan Tranches until the BB Loan Tranches are fully repaid.

6. REPAYMENT OF LOAN TRANCHES WHEN FUNDING 2 RECEIVES AN AMOUNT OUTSTANDING UNDER THE MASTER INTERCOMPANY LOAN

If either:

(A) Funding 2 receives a payment from the Seller and/or Funding 1 in the circumstances set out in clause [*] of the Mortgages Trust Deed; or

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

(B) the proceeds of a [New Loan Tranche] or a New Intercompany Loan are to be used to refinance another Loan Tranche in the circumstances set out in clause [*] of [the Master Intercompany Loan Agreement/ Funding 2 Intercompany Loan Agreements];

then Funding 2 will not apply the relevant payment as described in paragraphs 2 to 5 above. Instead, Funding 2 will apply the full repayment amount to repay the relevant Loan Tranche.

                                    PART 3

                FUNDING 2 POST-ENFORCEMENT PRIORITY OF PAYMENTS

All monies received or recovered by the Security Trustee or the Receiver in respect of the Funding 2 Security subsequent to the Security Trustee serving a Master Intercompany Loan Acceleration Notice on Funding 2, will be applied (save to the extent required by law) by the Security Trustee or the Receiver on each Funding 2 Interest Payment Date in accordance with the following order of priority (in each case only and to the extent that payments or provision of a higher priority have been made in full):

(A) without priority among them, but in proportion to the respective amounts due, to pay amounts due to:

       (i) the Security Trustee and any Receiver appointed by the Security Trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the Security Trustee and the Receiver in the following Funding 2 Interest Period under the Funding 2 Deed Of Charge; and

       (ii) the Master Issuer in respect of the Master Issuer's obligations specified in items [(A) and (B)] of the Master Issuer Post-Enforcement Priority of Payments;

(B) without priority among them but in proportion to the respective amounts due, towards payment of amounts (if any) due by Funding 2 to the Corporate Services Provider under the Corporate Services Agreement and to the PECOH Corporate Services Provider under the PECOH Corporate Services Agreement;

(C) towards payment of amounts (if any) due to the Funding 2 Swap Provider under the Funding 2 Swap Agreement (including any termination payment but excluding any Funding 2 Swap Excluded Termination Amount);

(D) without priority among them, but in proportion to the respective amounts due, towards payments of interest, principal and fees due and payable on the AAA Loan Tranches;

(E) without priority among them, but in proportion to the respective amounts due, towards payments of interest, principal and fees due and payable on the AA Loan Tranches;

(F) without priority among them, but in proportion to the respective amounts due, towards payments of interest, principal and fees due and payable on the A Loan Tranches;

(G) without priority among them, but in proportion to the respective amounts due, towards payments of interest, principal and fees due and payable on the BBB Loan Tranches;

(H) without priority among them, but in proportion to the respective amounts due, towards payments of interest, principal and fees due and payable on the BB Loan Tranches;

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

(I) towards payment of any amounts due to the Master Issuer in respect of its obligations (if any) to make a termination payment to the Master Issuer Swap Provider (but excluding any Master Issuer Swap Excluded Termination Amount);

(J) without priority among them but in proportion to the respective amounts due, to pay (without double counting):

       (i) the Master Issuer in respect of the Master Issuer's obligations (if any) to pay any [Master Issuer Swap Excluded Termination Amount] to a Master Issuer Swap Provider as a result of a [Master Issuer Swap Provider Default] or a [Master Issuer Swap Provider Downgrade Termination Event] (as appropriate);

       (ii) the Master Issuer in respect of any other amounts due and payable under the Master Intercompany Loan Agreement and not otherwise provided for earlier in this priority of payments; and

       (iii) after the occurrence of the Funding 2 Swap Provider Default or the Funding 2 Swap Provider Downgrade Termination Event, any termination amount due to and payable to the Funding 2 Swap Provider by Funding 2 under the Funding 2 Swap Agreement;

(K) without priority among them but in proportion to the amounts then due, towards payment of amounts due to the Start-Up Loan Provider under each Start-Up Loan Agreement; and

(L)    towards payment to the Seller of any Deferred Consideration.

                                  SIGNATORIES

FUNDING 2

EXECUTED as a DEED by                    )
PERMANENT FUNDING (NO. 2)                )
LIMITED acting by two                    )
directors/a director and the secretary   )
Director
Director/Secretary

MASTER ISSUER

EXECUTED as a DEED by                    )
PERMANENT MASTER ISSUER                  )
PLC acting by two                        )
directors/a director and the secretary   )
Director
Director/Secretary

SELLER

EXECUTED as a DEED by                    )
HALIFAX plc                              )
IN ITS CAPACITY AS SELLER                )
acting by its attorney                   )
in the presence of                       )

Witness:

Name:

Address:

CASH MANAGER

EXECUTED as a DEED by                    )
HALIFAX plc                              )
IN ITS CAPACITY AS CASH MANAGER          )
acting by its attorney                   )
in the presence of                       )

Witness:

Name:

Address:

ACCOUNT BANK

EXECUTED as a DEED by                        )
THE GOVERNOR AND COMPANY OF                  )
THE BANK OF SCOTLAND                         )
in its capacity as Funding 2 Account Bank    )
acting by two directors/a director           )
and the secretary                            )
Director
Director/Secretary

FUNDING 2 SWAP PROVIDER

EXECUTED as a DEED by                        )
HALIFAX plc                                  )
IN ITS CAPACITY AS FUNDING 2 SWAP PROVIDER   )
acting by its attorney                       )
in the presence of                           )

Witness:

Name:

Address:

FUNDING 2 GIC PROVIDER

EXECUTED as a DEED by                        )
HALIFAX plc )
IN ITS CAPACITY AS FUNDING 2 GIC PROVIDER    )
acting by its attorney                       )
in the presence of                           )

Witness:

Name:

Address:

FUNDING 2 CORPORATE SERVICES PROVIDER

EXECUTED as a DEED by                        )
STRUCTURED FINANCE                           )
MANAGEMENT LIMITED                           )

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acting by two Directors/a director           )
and the secretary                            )

Director

Director/Secretary

FIRST START-UP LOAN PROVIDER

EXECUTED as a DEED by                        )
HALIFAX plc                                  )
IN ITS CAPACITY AS                           )
FUNDING 2 START-UP LOAN PROVIDER             )
acting by its attorney                       )
in the presence of                           )

Witness:

Name:

Address:

SECURITY TRUSTEE

EXECUTED as a DEED by                        )
THE BANK OF NEW YORK                         )
acting by its authorised signatory           )

Authorised Signatory: